Registration No. ___________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL GREEN SOLUTIONS INC.
(Name of small business issuer in its charter)

Nevada	4955	20-8616221
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

GLOBAL GREEN SOLUTIONS INC.	CORPORATION TRUST COMPANY OF NEVADA
789 West Pender Street	6100 Neil Road, Suite 500
Suite 1010	Reno, Nevada 89511
Vancouver, British Columbia	(604) 688-3061
Canada V6C 1H2
(604) 408-0153
(Address and telephone of registrant's executive	(Name, address and telephone number of agent for service)
office)

Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Security	Offering Price	Fee [1]

Common Stock Issuable Upon
Exercise of $0.75 Warrants	210,000	$1.02	$214,200.00	$6.57

Common Stock Issuable Upon
Exercise of $1.40 Warrants	2,345,690	1.02	2,392,603.80	73.45

Common Stock Issuable Upon
Exercise of $1.00 Warrants	165,000	1.02	168,300.00	5.17

Common stock by
selling shareholders	5,258,200	1.02	5,363,364.00	164.66

Total	7,978,890	$1.02	$8,138,467.80	$249.85

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457(c) and (i).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

GLOBAL GREEN SOLUTIONS INC.
7,978,890 Shares of Common Stock

     This prospectus relates to the sale of our common stock by certain selling shareholders. The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

      Our common stock is traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “GGRN.” On March 27, 2007, the closing bid price of our common stock was $1.02.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Our business

Background

     We were incorporated June 10, 2003 in the State of Nevada, USA as High Grade Mining Corporation. On November 18, 2003, we acquired the right to conduct exploration activity on one mineral claim located in British Columbia, Canada. We did not establish the commercial feasibility of the mineral claim and since 2005 have been increasing our operations in the Green Energy market sector with a portfolio of eco-technology solutions and services including:
   -   greenhouse gas emissions reduction in the high pressure natural gas transportation industry in developing countries;
   -   renewable energy utilizing wood and agricultural waste biomass as an alternative to fossil fueled combustion for steam generation.
   -   renewable energy utilizing algae biomass to sequester carbon dioxide for bio diesel and bio ethanol and other fine chemical products feedstocks.
   -   carbon credit generation from the above mentioned solutions and services

     By way of shareholder approval, effective March 31, 2006, we changed our name to Global Green Solutions Inc. to reflect our change of business focus from the acquisition and exploration of mining claims to the development and implementation of renewable energy and greenhouse gas reduction technology. On May 29, 2006, by way of a Director’s resolution, we formally terminated our mineral exploration activities to devote full efforts to our expanded business operations.

     Our objective is the further development, acquisition and implementation of ecotechnologies which support its growth in renewable energy and greenhouse gas emissions reduction in the global energy sector. During 2006, we commenced the development and acquisition of these technologies specifically in the areas of natural gas pipeline emissions reduction, biodiesel feedstock and biomass combustion.

Overview

     Renewable energy and the reduction of greenhouse gas emissions (GHG) are an integral aspect of the United Nations Climate Change program with regulatory and voluntary initiatives being implemented by countries, states and corporations across the globe.

Business Expansion

     During the fiscal year 2006, we expanded our portfolio of green technologies, solutions and services from our initial natural gas pipeline emissions reduction business. We entered the fast growing renewable energy sector and specifically biodiesel feedstock and biomass combustion. All three “green” technology applications attract Carbon Credit generation in support of our credit trading objectives. We are now structured into four “strategic business units”;

1) Renewable Energy;
    (a) “Vertigro Energy” – a biodiesel feedstock technology which uses algae to sequester carbon dioxide using the sun’s energy to produce a biomass from which vegetable oil can be extracted.

    (b) “Greensteam” – a biomass combustion technology which uses biowaste as a fuel to produce hot gases which convert water to steam in a steam generation unit.

2) Pipeline Emissions Reduction;

     An emissions reduction solution which is applied to large high pressure natural gas transmission pipelines which transport gas across countries. The main focus of the emissions reduction is on methane gas, which is a Greenhouse Gas (GHG) that is far more damaging to the atmosphere than Carbon Dioxide.

3) Carbon Credit Trading;

     The technologies developed for each of the above applications when implemented as a United Nations or other recognized international or emissions reduction project in developing countries can generate “Green” / “Carbon Credits”. These credits can be traded with developed countries / corporations to offset shortfalls against their emissions reduction targets.

4) Developing Technologies;

     New technologies which complement the above business units or have strong synergies with the customers and markets will be developed or acquired.

Business Development, Sales and Marketing
     We utilize and global network of contacts to identify business opportunities and participates in conferences and exhibitions related to greenhouse gas emissions reduction, biofuels and carbon credit trading and leading engagement with interested parties and potential customers. The strategic and geographical focus of the business is in the America’s, Europe, Middle East and Africa with Australasia and Asia being on a more opportunistic basis. Business development, sales and marketing is managed from our offices in Vancouver, San Diego, Caracas, London, Brussels and Johannesburg.

Research and Development - Renewable Energy Business
     The research and development of the “Vertigro” biofuel feedstock technology is based in El Paso, Texas at a purpose built six acre site providing for a laboratory, offices, research and development plant and a future small scale commercial plant planned in the fourth quarter of 2007. The “Vertigro” technology plan is to make available small commercial projects for strategic customers in the first quarter of 2008 which it will be up to full scale production facilities commencing the fourth quarter of 2008.

     The research and development of the “Greensteam” waste biomass combustion and steam generation technology is based in Bakersfield, California in conjunction with the “Onyx” and “ITS” technology partners from their factories in the USA. The Greensteam technology plan is to install the first unit with an oil and gas production company in the third quarter of 2007 and after finalization of testing to commence to phased delivery of multiple units over 2008 and 2009.

The offering

    Following is a brief summary of this offering:

Securities being offered	The selling shareholders may offer up to 7,978,890
shares of common stock in this offering. We will not
receive any proceeds from the shares sold by the selling
shareholders.
Offering price per share common stock	The market bid.
Net proceeds to us on sale of shares	None
Number of shares outstanding before the offering	35,250,034
Number of shares outstanding after the offering if
all of the warrants are exercised	37,970,724

Selected financial data

     The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	As of		As of	As of
	November 30, 2006		November 30, 2005	November 30, 2004
	(Audited)		(Audited)	(Audited)
Balance Sheet
Total Assets	$1,310,396		$23,173	$38,615
Total Liabilities	$584,180		$11,112	$35,857
Stockholders Equity	$726,216		$12,061	$2,758
	Year ended		Year ended	Year ended
	November 30, 2006		November 30, 2005	November 30, 2004
	(Audited)		(Audited)	Audited
Statement of Operations
Revenue	$0	$		$0
Other Income - Interest
Income	$28,233		$0	$0
Total Expenses	$5,595,995		$54,197	$13,114
Net Loss	$(5,567,762)		$(54,197)	$(13,114)

RISK FACTORS

     An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

     1. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     Our business is difficult to evaluate because we have a limited operating history. In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance.

     We have a history of operating losses and there can be no assurances we will be profitable in the future. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We were incorporated in June 2003 and have incurred losses since inception totaling approximately $5,657,751. We expect losses to continue into the future and do not expect positive cash flow from operations in the near term. We must be considered to be in the development stage. There is no assurance that actual cash requirements will not exceed our estimates.

     We are highly dependent upon the success of our algae to biodiesel joint venture project and the risk associated with the replication of laboratory results in the large scale demonstration project is critical to the company. If the expected results can not be replicated on a commercial scale, the expected revenue from this venture will not be realized and the investment in the pilot project is unlikely to be recovered. This would have a very material adverse effect on the Company’s financial results.

     Our Global Greensteam joint venture project is a significant component of the Company’s business strategy. The completion of one or more conversions or replacements of existing natural gas fired steam generators to bio-fuel fired generators at the targeted cost savings for the client is a risk that can only be relieved after actual conversions are achieved and demonstrated. There is no certainty that this project will be operationally successful. A contract to supply steam to a major customer has not yet been obtained and there is no certainty that one will be obtained. If the project fails, the loss of its projected revenue stream and the write-off of our investment in the venture would have a major, material adverse effect on our operations.

     Our pipeline emissions reduction business is dependent on

*	our ability to contract with customers for greenhouse gas emission reduction programs

*	our ability to contract with government institutions for greenhouse gas emission reduction programs

*	our ability to generate revenue from greenhouse gas emission reduction programs

     There is no certainty that any of the foregoing can be achieved.

     Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and operations will be greatly limited. We may not be able to obtain additional financing on favorable terms, if at all. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, we could be forced to suspend or discontinue operations.

     A decline in the price of our common stock could affect our ability raise further working capital and adversely impact on our operations.

     2. If we are required for any reason to repay our outstanding convertible debentures, we could be required to deplete our working capital, or raise additional funds.

     In May 2006, we issued convertible notes in the principal amount of $1,500,000 plus 8% interest per annum, compounded annually. The balance outstanding at March 26, 2007 was $490,000 plus accrued interest. We do not have a sinking fund available to repay this debt. Any event of default could require the early repayment of these convertible notes. The full amount of the convertible notes and related accrued interest may be converted into shares of our common stock and warrants, in accordance with the terms of the convertible notes. However, if we are required to repay the convertible notes and accrued interest, we would be required to use our limited working capital and might also be required to raise additional funds to fully repay the notes plus accrued interest. If we were unable to repay the notes when required, the note holders could commence legal action against us. Any such action could require us to curtail or cease operations.

     3. Because most of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

     Although we maintain an office in San Diego, California, much of our assets are located outside of the United States. Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director’s and officer’s predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

     4. Political risk, for example the risk of nationalization or appropriation of assets or contract revenue, may exist when we do business with the governments of certain countries.

     Many of the governments we plan to contract with for pipeline emissions reduction are outside of North America or Europe and carry a higher degree of political risk. We could lose equipment and revenue if political circumstances adversely change during the term of any contracts we may have in such countries. Such an event could have a negative affect on our operations.

     5. Our success is dependent on retaining key personnel.

     Our ability to continue the development of our business is in large part, dependent upon our ability to attract and maintain qualified key personnel. Our development now and in the future will depend on the efforts of key management figures, such as our Chief Executive Officer and our Chief Operating Officer. The success of our algae to bio-fuel joint venture is highly dependent on the continued involvement of the President and lead scientist of Valcent Products Inc., our joint venture partner. The loss of the services of any of these any of these individuals could significantly and adversely affect our operations. We do not currently maintain key-man life insurance on any of our officers or directors.

     6. It takes time to convert greenhouse gas emissions reduction Carbon Credits to cash. Delays in converting the credits to cash could have an adverse affect on our operations.

     It takes time to convert, develop, contract, implement and validate greenhouse gas emissions reduction projects to generate the Carbon Credits to trade for cash. As a result, while we wait for the credits to be converted to cash, we could have inadequate capital in order to maintain operations. If that should occur, and we are unable to obtain other sources of financing, we may have to suspend or cease operations.

     7. Because the market for our common stock is limited, you may not be able to resell your shares of common stock.

     There is currently a limited trading market for our common stock. Our common stock trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol GGRN. As a result, you may not be able to resell your securities in open market transactions.

     8. Because our common stock is subject to penny stock rules, the liquidity of your investment may be restricted.

     Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

     9. There are a large number of shares underlying our convertible debentures, warrants and options that may be available for future sale and the sale of these shares may depress the market price of our common stock.

     As of March 26, 2007, we had 35,250,034 shares of common stock issued and outstanding, $490,000 in convertible notes that may be converted at any time, together with accrued interest, into shares of common stock, and 10,272,688 warrants and options convertible into shares of common stock. The sale of the shares underlying the convertible notes, the warrants and the options may adversely affect the market price of our common stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares underlying the warrants or of the shares of common stock in this offering. All proceeds from the sale of the shares underlying the warrants and of the shares of common stock will be received by the selling shareholders.

     We will, however, receive the proceeds from any exercise of the warrants. There is no assurance that any warrants will be exercised. Assuming all of the warrants related to this registration are exercised, we will receive a maximum of $3,606,466. We intend to use the proceeds from the exercise of any warrants for working capital.

DETERMINATION OF OFFERING PRICE

     The warrant holders and selling shareholders are offering their securities for sale in this offering. The offering price for the shares of common stock being sold by the selling shareholders will either be at a negotiated price between the selling shareholder and another party in a private transaction, or at the market price through a market maker. If the shares are sold through a market maker, the price paid by the market maker will be the inside bid price as set forth on the Bulletin Board operated by the National Association of Securities Dealers, Inc. The inside bid price is the highest price market makers are willing to pay for the shares of common stock. Market makers are broker/dealers who buy and sell our shares of common stock for their own account. On March 23, 2007, the inside bid price for our common stock was $1.02. No warrants or shares are being offered by us. Our shares are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol GGRN. Our warrants are not traded anywhere.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no immediate dilution will result from this offering. 2,720,690 shares underlying warrants are being registered and are not yet issued. If all of those warrants were exercised, the issuance of the underlying shares would increase the number of issued and outstanding shares by 7.7% .

MARKET PRICE FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Our shares are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “GGRN.” A summary of trading by quarter for the first quarter of 2007 and the fiscal years ending November 30, 2006 and 2005 follows:

2007		High Bid	Low Bid
	First Quarter 12-01-06 to 02-28-07	$1.30	$0.94
2006
	Fourth Quarter 09-01-06 to 11-30-06	$1.35	$0.59
	Third Quarter 06-01-06 to 08-31-06	$1.21	$0.66
	Second Quarter 03-01-06 to 05-31-06	$1.01	$0.55
	First Quarter 12-01-05 to 02-28-06	$1.40	$0.675
2005
	Fourth Quarter 09-01-05 to 11-30-05	$2.40	$0.60
	Third Quarter 06-01-05 to 08-31-05	$0.75	$0.38
	Second Quarter 03-01-05 to 05-31-05	$1.01	$0.15
	First Quarter 12-01-04 to 02-28-05	$0.00	$0.00

     These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. As of March 25, 2007, we had 113 holders of record of our common stock. The above prices reflect the three-for-one stock dividend payable on December 13, 2005.

Recent Sales of Unregistered Securities

     Information required by Item 701 of Regulation S-B for all sales of unregistered securities by the Company during the year has previously been reported on either a Quarterly Report on Form 10-QSB or on a Current Report on Form 8-K and is therefore not furnished here.

Dividends

     We have not declared any cash dividends, nor do we have any plans to do so. Management anticipates that, for the foreseeable future, all available cash will be needed to fund our operations.

     On December 13, 2005, we paid a stock dividend of three additional shares for each one share outstanding. After the stock dividend was paid, there were 24,080,000 shares of common stock outstanding.

Section 15(g) of the Securities Exchange Act of 1934

     Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

     Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as ”bid“ and ”offer“ quotes, a dealers ”spread“ and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

     We have two equity compensation plans under which our shares of common stock have been authorized for issuance to our officers, directors, employees and consultants, namely our 2004 and 2007 Nonqualified Stock Option Plans. The plans provide for the issuance of stock options for services rendered to us. The board of directors is vested with the power to determine the terms and conditions of the options. The plans each included 10,000,000 common shares. The first plan was amended effective March 23, 2006, reducing the total shares of that plan to 5,000,000 from 10,000,000. As of November 30, 2006, 3,375,000 options had been granted.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans
approved by security holders:	None	$0.00	None
Equity compensation plan not
approved by securities holders:	3,375,000	$0.50	11,625,000

     The first of our two equity compensation plans was filed with the SEC April 4, 2005 (SEC file no. 3333-123826) and registered 10,000,000 shares of common stock for sale thereunder. On March 23, 2006, the plan was amended and the number of shares to be issued thereunder was reduced to 5,000,000 shares. Currently there are 1,625,000 shares unissued under that plan.

     The second plan was filed with the SEC on January 26, 2007 (SEC file no. 333-140233) and registered 10,000,000 shares of common stock for sale thereunder. Currently there are 10,000,000 shares unissued under the plan. Both plans provide for the issuance of options to employees, directors, officers and/or others persons providing certain services to our company.

PLAN OF DISTRIBUTION

     The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

   -   ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
   -   block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
   -   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
   -   an exchange distribution in accordance with the rules of the applicable exchange;
   -   privately negotiated transactions;
   -   short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
   -   through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
   -   broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
   -   a combination of any such methods of sale; and
   -   Any other method permitted pursuant to applicable law.

     The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Section 15(g) of the Exchange Act

     Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

DESCRIPTION OF BUSINESS.

Background

     We were incorporated June 10, 2003 in the State of Nevada, USA as High Grade Mining Corporation. On November 18, 2003, we acquired the right to conduct exploration activity on one mineral claim located in British Columbia, Canada. We did not establish the commercial feasibility of the mineral claim and since 2005 have been increasing our operations in the Green Energy market sector with a portfolio of eco-technology solutions and services including:

   -    greenhouse gas emissions reduction in the high pressure natural gas transportation industry in developing countries;
   -    renewable energy utilizing wood and agricultural waste biomass as an alternative to fossil fueled combustion for steam generation.
   -    renewable energy utilizing algae biomass to sequester carbon dioxide for bio diesel and bio ethanol and other fine chemical products feedstocks.
   -    carbon credit generation from the above mentioned solutions and services

     By way of shareholder approval, effective March 31, 2006, we changed our name to Global Green Solutions Inc. to reflect our change of business focus from the acquisition and exploration of mining claims to the development and implementation of renewable energy and greenhouse gas reduction technology. On May 29, 2006, by way of a Director’s resolution, we formally terminated our mineral exploration activities to devote full efforts to our expanded business operations, and as a result, have no mineral property rights.

     Our objective is the further development, acquisition and implementation of ecotechnologies which support our growth in renewable energy and greenhouse gas emissions reduction in the global energy sector. During 2006, we commenced the development and acquisition of these technologies specifically in the areas of natural gas pipeline emissions reduction, biodiesel feedstock and biomass combustion.

Business Expansion

     During the fiscal year 2006, we expanded our portfolio of green technologies, solutions and services from its initial natural gas pipeline emissions reduction business. We entered the fast growing renewable energy sector and specifically biodiesel feedstock and biomass combustion. All three “green” technology applications attract Carbon Credit generation in support of our credit trading objectives. The company is now structured into four “Strategic Business Units”;

1)	Renewable Energy;

	(a)	“Vertigro Energy” – a biodiesel feedstock technology which uses algae to sequester carbon dioxide using the sun’s energy to produce a biomass from which vegetable oil can be extracted.

	(b)	“Greensteam” – a biomass combustion technology which uses biowaste as a fuel to produce hot gases which convert water to steam in a steam generation unit.

2) Pipeline Emissions Reduction;

     An emissions reduction solution which is applied to large high pressure natural gas transmission pipelines which transport gas across countries. The main focus of the emissions reduction is on methane gas, which is a Greenhouse Gas (GHG) that is far more damaging to the atmosphere than Carbon Dioxide.

3) Carbon Credit Trading;

     The technologies developed for each of the above applications when implemented as a United Nations or other recognized international or emissions reduction project in developing countries can generate “Green” / “Carbon Credits”. These credits can be traded with developed countries / corporations to offset shortfalls against their emissions reduction targets.

4) Developing Technologies;

     New technologies which complement the above business units or have strong synergies with the customers and markets will be developed or acquired.

Milestones Achieved for Fiscal Year 2006

(a)	Recruited President and Chief Executive Officer with extensive knowledge of the global energy sector, international business, general management, sales, marketing and operational experience.

(b)	Established a representative office in Brussels, Belgium to support European Union (EU) business development and marketing.

(c)	Recruited Chief Operating Officer with extensive international marketing and global project operations experience.

(d)	Incorporated Global Green Solutions Ltd. in the UK as a wholly owned subsidiary of Global Green Solutions Inc. This company will provide support in the development of UK government sponsored projects.

(e)	Relocated a contractor to Caracas, Venezuela, to pursue pipeline emissions reduction contracts with oil and gas pipeline companies in Latin America.

(f)

Signed a Memorandum of Understanding with The Onix Corporation to provide biomass waste combustion technology and, with ITS Engineered Systems Inc to provide steam generation technology to a new entity, Global Greensteam LLC.

(g)

Incorporated Global Greensteam LLC in California. Global Green Solutions Inc. holds a 57% interest in this entity. This company is a project specific operational entity for the implementation of a large Greensteam project with a major Californian oil and gas company.

(h)

Signed a Memorandum of Understanding with AERA Energy LLC, one of Californian’s largest oil and gas producers. On conclusion of a contract, Global Greensteam LLC will supply steam for AERA’s oil recovery process using waste biomass as the fuel to replace much higher cost, natural gas in steam generation plants.

(i)	Recruited an experienced Operations Manager and a Biofuel Supply Manager for the Greensteam LLC project in California.

(j)	Established an office in San Diego, to support USA business development and marketing. Recruited a Marketing and Communications Manager in San Diego.

(k)

Successfully completed the USA EPA Methane to Markets funded pipeline emissions reduction project in the Ukraine. The Global Green Solutions Inc. team repaired and sealed 20 leaking valves in four compressor stations. Methane emissions were reduced by 3.15 million cubic meters per year.

Had this been a Kyoto Protocol approved project, the carbon credits generated would have a value of $2.25 million per year for 10 years at the current market value of $15/Certified Emissions Reduction (CER). One CER equals .05 tonnes of methane. The Company is continuing the development of similar projects with state-owned oil and gas companies in Mexico, South America and Central Asia.

(l)

Signed an agreement with Valcent Products Inc. through which Global Green Solutions Inc. acquired the exclusive commercial rights to Valcent’s algae to biofuel feedstock technology. Valcent and Global Green are pursuing the development of this technology jointly.

(m)	Completed laboratory “proof of concept testing” of the technology named “Vertigro Energy” and of the algae to biomass yields produced.

(n)	Commenced construction of the “Vertigro Energy” Pilot Plant and R&D facility in El-Paso, Texas funded by Global Green Solutions Inc. This pilot plant is budgeted at approximately $3 million.

(o)	Commenced initial marketing of Vertigro Energy technology in the US, Europe and South Africa and received a high level of interest from potential customers and partners.

(p)	Commenced a focused and targeted Investor Relations and Public Relations marketing program.

Business Operations Planning

Business Development, Sales and Marketing

     We utilize a global network of contacts to identify business opportunities and participates in conferences and exhibitions related to greenhouse gas emissions reduction, biofuels and carbon credit trading and leading engagement with interested parties and potential customers. The strategic and geographical focus of the business is in the America’s, Europe, Middle East and Africa with Australasia and Asia being on a more opportunistic basis. Business development, sales and marketing is managed from the Company’s offices in Vancouver, San Diego, Caracas, London, Brussels and Johannesburg.

Research and Development - Renewable Energy Business

     The research and development of the “Vertigro” biofuel feedstock technology is based in El Paso, Texas at a purpose built 6 acre site providing for a laboratory, offices, R&D plant and a future small scale commercial plant planned in Q4/ 2007. The “Vertigro” technology plan is to make available small commercial projects for strategic customers in Q1/ 2008 which it will be ramped up to full scale production facilities commencing Q4/ 2008.

     The research and development of the “Greensteam” waste biomass combustion and steam generation technology is based in Bakersfield, California in conjunction with the “Onyx” and “ITS” technology partners from their factories in the USA. The Greensteam technology plan is to install the first unit with a major Californian oil and gas production company in Q3/2007 and after finalization of testing to commence to phased delivery of multiple units over 2008 and 2009.

Market Opportunity and Competition

     The Green Energy market is growing at a very fast pace for which the company is ideally placed with an integrated portfolio of technology, solutions and services. The growth in the market is providing immediate business opportunities for the early mover companies such as ours. The market requires new generation, innovative and economical technologies and we have the developed a portfolio which is attracting considerable interest from international customers who are required to comply with the emissions reduction and renewable energy legislation being imposed or voluntarily being adopted.

Customer Base

     The size of the business opportunity is being determined by the large number of customers showing interest in all the strategic and target geographies. We will engage with a good spread of customers and geographies across all our business unit offerings and will not be dependent on just a few major customers to grow our business.

Human Resources

     The company will continue to expand its human resources to support its business development, sales and marketing objectives and in the research and development, operations and after sales support services. We will continue to seek partners who have value added core competencies which complement that of the Company in its core technologies and areas of operation.

Subsidiaries

     We have three subsidiary corporations. They are Global Green Solutions Ltd, a United Kingdom corporation; Global Greensteam LLC, a California corporation; and, Greensteam Acquisition Company, a Delaware corporation. We conduct a portion of our operations through these subsidiaries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Cash Requirements

     Our cash situation is very solid, with close to $750,000 cash on hand as of the November 30, 2006 year end, with a further $4,447,000 being raised by way of private placements to February 19, 2007. Management expects that this will be sufficient to cover the cost of its operations for a considerable portion of the year ending November 30, 2007.

     As the Vertigro pilot project nears completion, further advances by us will be required. Construction of the initial Greensteam generator unit, expected to occur in the latter part of the year, will also require funding by us, as we will be responsible for 57% of those costs. Therefore, we will likely require additional funding during the twelve months ending November 30, 2007.

     Management believes that its Greensteam business will be suitable for debt based financing, having hard assets and a relatively short build time per unit, followed by an immediate cash flow as each unit comes on stream. There may also be opportunities to pre-sell the Vertigro technology or licencing thereof, which will reduce the need for raising additional funds.

Milestones Planned for Fiscal Year 2007;

Senior Management

(a)	Recruit a Vice President of Strategy and Business Development to focus on the Renewable Energy market.

Renewable Energy Business

Vertigro Energy
(a)	Complete construction of El Paso Pilot Plant and R&D Facility with Phase 1 operational in March 2007, Phase 2 operational June 2007, Phase 3 operational September 2007 and Phase 4 operational December 2007.
(b)	Fund the El Paso R&D program to test variou s species of algae, carbon dioxide sequestration and biomass to vegetable oil product yields.
(c)	Develop by-product commercialization options and strategies.
(d)	Commence manufacture of key technology equipment and materials for first customer facilities.
(e)	Sign contracts with initial strategic biodiesel production customers / partners in the USA, Europe and South Africa for the first operational Vertigro Energy facilities.

Greensteam
(a)	Sign the Definitive Agreement with a major Californian Oil and Gas Company for the supply of steam for oil production using generators fueled by wood biomass waste.
(b)	First Greensteam production unit to be engineered, constructed, installed, tested and commercially operational generating first revenues.
(c)	Sign contracts with one major South African corporation for the supply of steam for production purposes fueled by the customer’s production biowaste materials.

Pipeline Emissions Reduction Business
(a)	Secure a second phase funding under the US Methane to Markets program to reduce natural gas pipeline emissions in Latin America.
(b)	Secure a first phase funding under US Methane to Markets program to reduce natural gas pipeline emissions in Latin America.
(c)	Sign Memorandum of Understanding and Definitive Agreement to commence Capacity Building Project in a Latin American country leading to a natural gas pipeline emissions reduction contract which will generate “Green” / Carbon Credits for trading.
(d)	Incorporate Global Green Solutions Pty Ltd. in South Africa as a subsidiary of Global Green Solutions Inc. This company will provide business development, sales, marketing, project and sales services for South Africa and the southern Sahara African region. Sign a Memorandum of Understanding with C&C Green Technologies Pty in South Africa to become a joint venture partner in the development, construction, implementation and servicing of projects in South Africa and the southern African Sahara region.
(e)	Sign a Memorandum of Understanding and Definitive Agreement with a Central Asian country leading to a natural gas pipeline emissions reduction contract which will generate “Green” / Carbon Credits for trading.

Carbon Credit Trading
(a)	Enter into first contracts for carbon credit generation and trading.

Developing Technologies

(a)	Acquire an innovative new technology product or solution which has synergies with our customer base, markets and target geographies.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Recent accounting pronouncements

     Refer to the Recent Accounting Pronouncements section in Note 2, Summary of Significant Accounting Policies, in the accompanying Financial Statements.

MANAGEMENT

Officers and Directors and Significant Employees

     *   Our directors will serve until the next annual general meeting or until their successors are elected and qualified.
     *   The Company entered into a revised agreement with the Principal Executive Officer effective February 1, 2007 for a five year term. The agreement may be terminated without cause by the Company on provision of six months notice.
     *   We are currently negotiating with the Chief Operating Officer, the Chief Financial Officer, and the Vice president, Strategy and Business Development to formalize the terms of their relationships with the Company by way of contracts, with anticipated terms of three to five years.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Elden Schorn	67	Chairman and a member of the board of directors
1247 - 235 Keith Road
West Vancouver, British Columbia
Canada V7T 1L5

Robert Baker	53	Secretary and a member of the board of directors
885 Pyrford Road
West Vancouver, British Columbia
Canada V7S 2A2

J.Douglas Frater	56	President and Chief Executive Officer
Vossemburg 1
Tervuren 3080
Brussels, Belgium

Craig Harting	56	Chief Operating Officer
1804 McKee Street
Unit B6
San Diego, CA 92110

Arnold Hughes	53	Chief Financial Officer
3523 West King Edward Avenue
Vancouver, British Columbia
V6S 1M4

Michael Gilbert	42	Vice President, Strategy and Business Development
105 Longview Avenue
White Plains, NY 10605

Background of Officers and Directors

Elden Schorn - Chairman of board of directors

     On January 5, 2006, Elden Schorn was appointed to our board of directors. Mr. Schorn was also appointed president, principal executive officer, treasurer, principal financial officer and principal accounting officer. On June 13, 2006, Mr. Schorn resigned from his positions as president, chief executive officer and treasurer while remaining as a member of the board of directors. His resignation was to allow Douglas Frater to assume the roles of President and Chief Executive Officer and Arnold Hughes to assume the role of Chief Financial Officer. He is currently the chairman and a member of our board of directors. From 1996 to 2004, Mr. Schorn was the president of Schorn Consulting Ltd. Schorn Consulting Ltd. provided financial services, investor relations support and government relations consulting services to companies and industry associations, as well as to the Canadian Federal and British Columbia Provincial Government. From 1995 to 1997, Mr. Schorn was Vice President, B.C. Region, Canadian Manufacturers and Exporters Association (CEO of the Association of British Columbia). The Canadian Manufacturers and Exporters Association is Canada’s leading business network whose members are responsible for 75% of Canada’s manufactured goods and 90% of Canada’s manufactured exports. From 1993 to 1995 Mr. Schorn was Consul and Senior Investment Advisor, Canadian Consulate, New York, New York. As such, Mr. Schorn was the Canadian Government representative in New York responsible for dealing with the United States on all matters related to U.S. investment in Canada, with a primary focus on dealing with the New York financial community for investment in Canada and with U.S. corporations for plant expansion in Canada. From 1998 to 2003 Mr. Schorn was the Director General, Operations, Western Diversification Canada, Government of Canada. As such Mr. Schorn was responsible for operations in British Columbia of an investment fund established by the Federal Government of Canada in Western Canada. Mr. Schorn graduated from the Faculty of Education University of British Columbia and did additional course work at the University of Alberta.

Robert Baker - Secretary and member of the board of directors

     On the inception of the company, Robert Baker was appointed president, principal executive officer, treasurer, principal financial officer and a member of the board of directors. On January 5, 2006, Mr. Baker resigned as president, principal executive officer, treasurer, principal financial officer, and principal accounting officer. His resignation was not as a result of any disagreement with us and he continues to hold the positions of secretary and a member of the board of directors. Since May 27, 2005, Mr. Baker has been secretary and a member of the board of directors of Marathon Gold Corp., a Nevada corporation engaged in the business of mining exploration. Since December 9, 2004, he has been the secretary and a member of the board of directors of International Gold Corp., a Nevada corporation engaged in the business of mining exploration. Since January 2004, Mr. Baker has been a member of the board of directors of Sterling Gold Corporation, a Nevada corporation, engaged in the business of mining exploration. From January 2004 to March 2006, Mr. Baker was the president, principal executive officer, treasurer and principal financial officer of Sterling Gold Corporation. From September 2004 to June 2006, Mr. Baker was a director and secretary of Tapestry Ventures Ltd. located in Vancouver, British Columbia. Tapestry Ventures is engaged in the business of mining exploration. Tapestry Ventures does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol TPV.H. Since October 2004, Mr. Baker has been a director and secretary of Tapango Resources Ltd. located in Vancouver, British Columbia. Tapango Resources is engaged in the business of mining exploration. Tapango Resources does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol TPA.H. From November 2004 to December 2005, Mr. Baker was a director of Cierra Pacific Ventures Ltd. located in Vancouver, British Columbia. Cierra Pacific is engaged in the business of mining exploration. Cierra Pacific does not file reports with the United States Securities and Exchange Commission, but is listed for trading on the TSX Venture Exchange under the symbol CIZ.H. From June 2002 to October 2003, Mr. Baker was the president, principal executive officer, treasurer, principal financial officer and a member of the board of directors of TexEn Oil & Gas, Inc. From November 1, 1998 to June 4, 2002, Mr. Baker was a registered representative with Canaccord Capital Corporation, a Canadian broker/dealer registered with the United States Securities and Exchange Commission.

Doug Frater - President and chief executive officer

     Since June 16, 2006, Mr. Frater has been our president and principal executive officer. Since May 2006, Mr. Frater has been a director of Global Green Solutions Ltd., a United Kingdom corporation which is one of our subsidiary corporations. Since December 2006, Mr. Frater has been a director of Global Greensteam LLC, a California corporation which is one of our subsidiary corporations. Since January 2007, Mr. Frater has been a director of Greensteam Acquisition Company Inc. one of our subsidiary corporations. Since March 2003, Mr. Frater has been a Managing Partner of Sigma Consult bvba, in Brussels, Belgium. Sigma Consult provided international consultancy, sales, marketing and business development services to a number of new technology and solution companies primarily in the oil and gas markets. From December 1995 to March 2003, Mr. Frater was with Honeywell International's Industrial Automation and Controls Division as Global Vice President - Oil and Gas and previously Sales Vice President, Europe, Middle East and Africa and Global Director, Oil and Gas Business and International Projects. Mr. Frater's work with Honeywell included senior management assignments in Europe, the Middle East and Asia. He has over 30 years experience in the oil and gas and petrochemical industry including start-up companies and joint ventures in the UK and China. Mr. Frater has a B.Sc. in Industrial Control Engineering from Teesside University. Mr. Frater's other business experience was with ICS plc in Scotland and the Middle East where he was a Director and General Manager for 15 years. He started his career with BP where he worked for 6 years.

Craig Harting - Chief operating officer

     On joining Global Green Solutions in May of 2006, Craig Harting was appointed Vice President of Marketing and Technology. On December 5, 2006 he was appointed Chief Operating Officer. Since December 2006, Mr. Harting has been a director of Global Greensteam LLC, a California corporation which is one of our subsidiary corporations. Since January 2007, Mr. Harting has been a director of Greensteam Acquisition Company Inc. one of our subsidiary corporations. Prior to joining Global Green Solutions, Mr. Harting served as Chief Investment Officer of Integrated Wealth Management, a registered investment advisory firm beginning in May 2003. From September 1973 to February 2003, Mr. Harting was employed by the Industrial Business unit of Honeywell Inc., a global technology company. From January 2000 to February 2003, Mr. Harting served as Vice President of Project Operations. From February 1995 to December 1999, he was Vice President of Global Project Sales. From May 1991 to January 1995, Mr. Harting was Vice President of Marketing. From September 1973 to May 1991, Mr. Harting held a variety of positions in management, marketing, engineering and operations.

Arnold Hughes - Chief financial officer and chief accounting officer

     Since April 27, 2006, Mr. Hughes has been our principal financial officer and principal accounting officer. Since June 16, 2006, Mr. Hughes has been our treasurer. From March 2006 to August 2006, Mr. Hughes was a senior associate with MCSI Consulting Services Inc of Vancouver, Canada, a corporate financial consulting firm that specializes in corporate finance matters, strategic planning and business planning services. From December 2002 to February 2006, Mr. Hughes was a consultant with Team Development Plus, a management and operational effectiveness consulting firm in Vancouver, Canada. From January 1999 to November 2002, Mr. Hughes was a senior executive with the Connor, Clark & Lunn Financial Group, a Vancouver, Canada based institutional investment management group, first as chair of the Business Operations Team of Connor, Clark & Lunn Investment Management Ltd. and then as Chief Financial Officer of the Connor, Clark &Lunn Financial Group. From February 1993 to December 1998, Mr. Hughes was Controller of Pexim Enterprises Inc., a specialty lumber trading company in Vancouver, Canada, with principal markets in Japan and Western Europe. Mr. Hughes has an MBA from Simon Fraser University and a B.Sc. from the University of British Columbia. Mr. Hughes' other business experience includes financial and accounting roles in the cellular communications, sulphur, and oil and gas industries.

Michael Gilbert - Vice president, strategy and business development

     On February 22, 2007, Michael H. Gilbert was named vice president, strategy and business development of the Company. Mr. Gilbert will be primarily responsible for the business development and marketing of Vertigro, the Company’s algae-to-biofuel technology. Since 2002, Mr. Gilbert has been an independent business strategy consultant to the Cleantech Industry. He provides strategic business and technical analysis, evaluation and advice to a variety of Cleantech client companies. Since 2005, Mr. Gilbert has been the manager for future strategy, corporate strategy department with Pitney Bowes Inc. His responsibilities include identifying, evaluating and monitoring external trends that may affect Pitney Bowes Inc., its business environment and core value proposition. From 1998 to 2005, Mr. Gilbert was the manager for energy, environment health & safety: environmental health and safety department for Pitney Bowes Inc. His responsibilities included environmental due diligence on acquisitions, member of team achieving ISO 14001 certification, conducted comprehensive environmental and health & safety audits of Pitney Bowes and its primary vendors, and managed all Pitney Bowes Superfund projects and liabilities. Mr. Gilbert graduated from the University of Connecticut with a Masters of Business Administration degree. Mr. Gilbert graduated from Cornell University with a Masters of Science degree. Mr. Gilbert graduated from Cornell University with a Bachelor of Science degree.

Involvement in Certain Legal Proceedings

     To our knowledge, during the past five years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two yeas before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Audit Committee and Charter

     We do have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors together with the Chief Financial Officer in the role of financial expert. None of our directors are deemed independent. Our audit committee’s role is to oversee all material aspects of the company’s reporting, control, and audit functions, except those specifically relate d to the responsibilities of any other standing committee of the board. This includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant legal, ethical and regulatory requirements. In addition, the committee is responsible for (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4)establishing internal financial controls (5) engaging outside advisors; and, (5) funding for the external auditors and any outside advisors engagement by the audit committee.

Code of Ethics

     We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. The Company undertakes to provide any person, without charge, upon request, a copy of its code of ethics. Any such requests should be in writing and directed to the Company at its address shown on the front page of this report, to the attention of the Chief Financial Officer.

Disclosure Committee and Charter

     We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

     Based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2006 fiscal year our directors, executive officers and persons who own more than 10% of our common stock filed all reports required by section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

     The following table sets forth the executive compensation paid by us for the fiscal years ending November 30, 2006, 2005, and 2004 to all of our executive officers:

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Non-
						Equity	Non-
						Incentive qualified		All
						Plan	Deferred	Other
				Stock	Option	Compen- Compens Compen-
Name and Principal		Salary Bonus Awards Awards				sation	ation	sation	Totals
Position	Year	($)*	($)	($)	($)	($)	($)	($)	($)
J.Douglas Frater,	2006	$77,290	-	-	$925,600	-	-	-	$1,002,890
Principal Executive	2005	-	-	-	-	-	-	-	-
Officer (1), (3)	2004	-	-	-	-	-	-	-	-

Craig Harting,	2006	$44,000	-	-	$235,000	-	-	-	$279,000
Chief Operating	2005	-	-	-	-	-	-	-	-
Officer (2), (3)	2004	-	-	-	-	-	-	-	-

Arnold Hughes	2006	$23,250	-	-	$24,000	-	-	-	$47,250
Chief Financial	2005	-	-	-	-	-	-	-	-
Officer (2), (3)	2004	-	-	-	-	-	-	-	-

Michael Gilbert	2006	-	-	-	-	-	-	-	-
Vice President	2005	-	-	-	-	-	-	-	-
Strategy and	2004	-	-	-	-	-	-	-	-
Business Development (4)

*	Amounts in this column reflect consulting fees paid.

*

The Company has an agreement for provision of services of a President and Chief Executive Officer, as well as office premises for the Company in Europe effective February 1, 2007 and having a five year term. The fees for providing these services are as follows:

*	The base compensation rate is 8,500 Euros monthly, plus a further 2,000 Euros monthly for social fees;

*	Office rent of 1,200 Euros per month;

*	An annual performance bonus of 1% of net profit, as determined by the Company’s audited financial statements;

*	The Chief Executive Officer has an option to acquire 4,250,000 common shares at par value $0.00001 per share as follows:

	i.	2,125,000 immediately;

	ii.	1,062,500 on July 31, 2007;

	iii.	1,062,500 on January 31, 2008.

The agreement may be terminated upon provision of six months notice by the Company or 60 days notice by the Chief Executive Officer.

All 4,250,000 of the above options to acquire common shares were outstanding at November 30, 2006.

On November 16, 2006, the Company granted the Chief Executive Officer 250,000 options with an exercise price of $0.50, a three year term and immediate vesting. These options are outstanding at November 30, 2006.

2)

The Chief Operating Officer and Chief Financial Officer are both compensated at the rate of $8,000 per month. The Company is currently negotiating with these executive officers to formalize the terms of their relationship with the Company by way of contracts.

On November 16, 2006, the Company granted the Chief Operating Officer 250,000 options with an exercise price of $0.50, a three year term and immediate vesting. These options are outstanding at November 30, 2006.

On April 27, 2006, the Chief Financial Officer was granted 200,000 options with an exercise price of $0.50 and a three year term. 25% vested immediately, with a further 25% vesting every six months thereafter. These options are all outstanding at November 30, 2006.

3)	The value of option awards is the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

4)

The Vice President, Strategy and Business Development is to be remunerated at an annual rate of $130,000 starting in March 2007. The Company is currently negotiating with this executive officer to formalize the terms of the relationship with the Company by way of a contract.

Outstanding Equity Awards At November 30, 2006
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option
Name	(#) Exercisable	(#)	Price	Expiration Date
		Unexercisable
(a)	(b)	(c)	(e)	(f)
J.Douglas Frater	2,125,000	2,125,000	$0.00001	May 1, 2009
	250,000	-	$0.50	Nov 16, 2009
Craig Harting	250,000	-	$0.50	Nov 16, 2009
Arnold Hughes	100,000	100,000	$0.50	Apr 27, 2009

     The following table sets forth information with respect to compensation paid by us to our directors during the year ended November 30, 2006.

Director Compensation
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Elden Schorn (1), (3)	$57,000	-	$235,000	-	-	-	$292,000
Robert Baker (2), (3)	$41,250	-	$497,700	-	-	-	$538,950

1)	Mr. Schorn receives consulting fees of $2,500 monthly (effective October 1, 2006) from the Company through Windstone Financial Corporation, a British Columbia corporation which he owns and controls.

On November 16, 2006, the Company granted Mr. Schorn 250,000 options with an exercise price of $0.50, a three year term and immediate vesting. These options are outstanding at November 30, 2006.

2)	Mr. Baker receives consulting fees of $6,500 monthly (effective January 2007) from the Company through Woodburn Holdings Ltd., a British Columbia corporation, which he owns and controls.

675,000 options were granted to Woodburn Holdings on February 1, 2006 with an exercise price of $0.50, a three year term and immediate vesting. These options are outstanding at November 30, 2006.

On November 16, 2006, the Company granted Mr. Baker 250,000 options with an exercise price of $0.50, a three year term and immediate vesting. These options are outstanding at November 30, 2006.

3)	The value of option awards is the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

      The following table sets forth the security ownership of our officers and directors, and each holder of 5% or more of our common stock as of March 27, 2007:

Name and Address [1]	Number of Shares
	At March 27, 2007

Elden Schorn	4,250,000	12.06%
Suite 1247 - 235 Keith Road
West Vancouver, British Columbia
Canada V7T 1L5

Robert M. Baker [2]	4,183,500	11.86%
885 Pyrford Road
West Vancouver, British Columbia
Canada

Craig Harting	4,250,000	12.06%
1804 McKee St. B6
San Diego, CA 92110

Doug Frater	500,000	1.42%
Vossemburg 1
Tervuren 3080
Brussels, Belgium

Arnold Hughes	0	0
3523 West King Edward Avenue
Vancouver, British Columbia
Canada V6S 1M4

Michael Gilbert	0	0
105 Longview Avenue
White Plains, NY 10605

Timothy Brock [3]	4,271,000	12.11%
5866 Eagle Island
West Vancouver, British Columbia
Canada

[1]

The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Baker is the only “promoter” of our company.

[2]	Mr. Baker holds title to his common stock in the name of Woodburn Holdings Ltd., a British Columbia corporation, which he owns and controls.

[3]	Mr. Brock holds title to his common stock in the name of West Peak Ventures of Canada Limited, a British Columbia corporation, which he owns and controls.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number and percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholders exercise all of their warrants prior to the offering and sell all of their shares being offered.

				Percentage of shares
				owned after the
	Total number of	Percentage	Number	offering if all
	shares owned	of shares owned	of shares	shares offered
Name	prior to offering	prior to offering	being offered	are sold
0753829 BC Ltd. [1]	15,000	0.04%	15,000	0.00%
1066 River Road
Victoria, BC V9B 6K2

1004387 Alberta Ltd[2]	30,000	0.08%	30,000	0.00%
174 Pickles Bay
Fort McMurray, AB T9K 2T7

633430 Alberta Ltd. [3]	160,000	0.42%	150,000	0.03%
113 Woodbuffalo Way
Fort McMurray, AB T9K 1W5

Almgren, Ake [4]	30,000	0.08%	30,000	0.00%
726 Roberson road
Sequim, WA 98382

Baglot, Jim [5]	1,225	0.00%	1,225	0.00%
PH 6, 1433 East 1st Avenue
Vancouver, BC V5N 1 A4

Berar, Abtar [6]	15,000	0.04%	15,000	0.00%
7088 Cypress Street
Vancouver, BC V6P 5M3

Berol, Marshall G. [7]	60,000	0.16%	60,000	0.00%
2527 Gough Street
San Francisco, CA 94123

Blackmont Capital Corp. [8]	17,150	0.05%	17,150	0.00%
550 Burrard St - #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [9]	30,000	0.08%	30,000	0.00%
G. Brandon 226597A1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [10]	30,000	0.08%	30,000	0.00%
Bill Griffis
011-131F-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [11]	30,000	0.08%	30,000	0.00%
Tango Corp Inc
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [12]	37,500	0.10%	37,500	0.00%
Carol Vorberg 010-957E-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [13]	225,000	0.59%	225,000	0.00%
RomonaVorberg 233-837E-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [14]	150,000	0.40%	150,000	0.00%
Christopher Vorberg
2356-18E-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [15]	37,500	0.10%	37,500	0.00%
Kypriaki Norte 010-962E-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [16]	15,000	0.04%	15,000	0.00%
Peter Jensen 280-536A-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blackmont Capital ITF [17]	150,000	0.40%	150,000	0.00%
Doug Casey 245-487F-1
550 Burrard St #500 ,
Vancouver, BC V6C 2B5

Blackmont Capital ITF [18]	45,000	0.12%	45,000	0.00%
Half Moon Foundation
231-965B-1
550 Burrard St #500 ,
Vancouver, BC V6C 2B5

Blackmont Capital ITF [19]	75,000	0.20%	75,000	0.00%
Goma Foundation 245-040B-1
550 Burrard St #500 ,
Vancouver, BC V6C 2B5

Blackmont Capital ITF [20]	300,000	0.79%	300,000	0.00%
Larry Thompson 233-325B-1
550 Burrard St #500 ,
Vancouver, BC V6C 2B5

Blackmont Capital ITF [21]	37,500	0.10%	37,500	0.00%
Todd Sharun 226-398B-1
550 Burrard St #500
Vancouver, BC V6C 2B5

Blair, Robert G. [22]	15,000	0.04%	15,000	0.00%
PO Box 5015
Silver City, NM 88062

Bolder Opportunities II LP [23]	300,000	0.79%	300,000	0.00%
Haywood Securities ITF
2000 - 400 Burrard Street
Vancouver, BC V6C 3A8

Brant Investments Limited re.	1,125,000	2.96%	1,125,000	0.00%
AIG Global Investment Corp (Canada) [24]
Royal Bank Plaza South Tower
200 Bay Street, S. L. Level
Toronto, ON M5J 2S5

Bruce S. Sherman Trust [25]	37,500	0.10%	37,500	0.00%
438 Taylor Avenue
Alameda, California 94501

Bukchuk Holdings Ltd. [26]	300,000	0.79%	300,000	0.00%
Haywood Securities, ITF
2000 - 400 Burrard Street
Vancouver, BC V6C 3A8

Campbell, Monika[27]	75,000	0.20%	75,000	0.00%
2697 Pradera Road
Carmel, CA 93923

Cross, Jack & Roberta [28]	30,000	0.08%	30,000	0.00%
7211 Cliff Avenue
Fort McMurray, AB T9H 3G7

Dario, Victor[29]	14,175	0.04%	14,175	0.00%
HOF Himmelrich 3
Baar Zug 6340
Switzerland

Deuce Walker Industries Ltd. [30]	30,000	0.08%	30,000	0.00%
Box 3705
Spruce Grove, AB T7X 3A9

DK [31]	60,000	0.16%	60,000	0.00%
True Energy Development Ltd.
Akropoleos, 44-46
1st Floor, Flat/Office 101
P.C. 2012, Nicosia, Cyprus

DKR Saturn Event Driven [32]	1,125,000	2.96%	1,125,000	0.00%
Holding Fund Ltd.
CO BNY Alternative Investment
Services Ltd.
Ingham & Wilkinson Building
129 Front Street
Hamilton HM 12 Bermuda

Donnelly, James & Ann [33]	30,000	0.08%	30,000	0.00%
B of A Investment Services
PO Box 863
Lincoln, RI 02865

Eisenberg, Ronald Lee[34]	150,000	0.40%	150,000	0.00%
2A Greenwood Cove Drive
Tiburon, CA 94920

Faris, Bob[35]	1,190	0.00%	1,190	0.00%
124 1685 Pinetree Way
Coquitlam, BC V2A 3E1

Fenyo, Sandro[36]	10,500	0.03%	10,500	0.00%
Via La Fontana
32-6977 Ruvigliana
Switzerland

Fizzell, Garry [37]	15,000	0.04%	15,000	0.00%
150 Mackay Crescent
Fort. McMurray, AB T9H 4W8

Gainer, Kurt R.[38]	22,500	0.06%	22,500	0.00%
5001 Skyline Drive
Cold Spring, KY 41076

Gundyco ITF [39]	200,000	0.53%	200,000	0.00%
PowerOne Capital Markets Limited
130 King Street West
Suite 2500
Toronto, Ontario M5X 1A9

Gundyco ITF [40]	112,500	0.30%	112,500	0.00%
PowerOne Capital Markets Limited
130 King Street West
Suite 2500
Toronto, Ontario M5X 1A9

Gundyco ITF [41]	1,750,000	4.61%	750,000	3.33%
Pinetree Resource Partnership
161 Bay Street, 10th Floor
Toronto, ON M5J 2S8

Harris, Leslie [42]	75,000	0.20%	75,000	0.00%
1998 Broadway - 607
San Francisco CA 94109

Haywood Securities, ITF [43]	30,000	0.08%	30,000	0.00%
Bolder Investment Partners Ltd.
2000 - 400 Burrard Street
Vancouver, BC V6C 3A8

Herby, John [44]	180,000	0.47%	180,000	0.00%
20 Winston Hill Road
Fort Thomas, KY 41075

Isbister, Nathan[45]	15,000	0.04%	15,000	0.00%
173 Fox Crescent
Fort McMurray, AB T9K 0A3

Krolick, John & Gail[46]	15,000	0.04%	15,000	0.00%
PO Box 9274
Incline Village, NV 89452

Larochelle, Martin[47]	15,000	0.04%	15,000	0.00%
1217 D’Edimbourg,
Val-Belair, QB G3J 1C8

Manfid SA [48]	75,000	0.20%	75,000	0.00%
Via Centro TV 37
6949 Comano, Switzerland

McGrandle, Monica[49]	30,000	0.08%	30,000	0.00%
7402 Bulyea Avenue
Fort McMurray, AB T9H 1B6

McIntosh, Brian C.[50]	51,000	0.13%	51,000	0.00%
R.R. #6 Cobourg
4017 McIntosh Street
Cold Springs, ON K9A 4J9

Murdock Capital Partners Corp.[51]	12,000	0.03%	12,000	0.00%
520 Madison Avenue
40th Floor
New York, NY 10022

NBCN Clearing Inc ITF [52]	1,088,867	2.87%	225,000	2.88%
Sheldon Inwentash
National Bank Financial,
Securities Dept. Code 904
1010 de la Gauchetiere West
Suite 1410
Montreal, QC H3B 5J2

New Energy Fund LP [53]	300,000	0.79%	300,000	0.00%
527 Madison Avenue
7th Floor
New York, NY 10022

O’Hara, Al[54]	15,000	0.04%	15,000	0.00%
1312 St. Gallen Court
Incline Village, NV 89451

Pirraglia, Robert[55]	6,000	0.02%	6,000	0.00%
56 Stella Road
Belmont, MA 02478

Pirraglia, Raymond T.[56]	24,000	0.06%	24,000	0.00%
74 Narrows Road South
Staten Island, NY 10305

PowerOne [57]	585,000	1.54%	135,000	1.50%
Capital Markets Limited
Suite 2500
130 King Street West
Toronto, ON M5X 1A9

Quinby, Frank [58]	37,500	0.10%	37,500	0.00%
1950 Government Street
Suite 12A
Victoria, BC V8T 4N8

Red Rock Interests Ltd.[59]	30,000	0.08%	30,000	0.00%
802 East friar Tuck lane
Houston, TX 77024

Research Capital ITF [60]	1,238,867	3.26%	375,000	2.88%
Pasquale DiCapo
199 Bay Street, Ste 4500
Toronto, ON M5T 1G2

Rushing, Robert R. [61]	75,000	0.20%	75,000	0.00%
5528 Proctor Avenue
Oakland, CA 94618

Scotia McLeod ITF [62]	15,000	0.04%	15,000	0.00%
Darren Dzikowski
300, 119 –– 6th Avenue SW
Calgary, AB T2P 0P8

Sgambaro, Roberto[63]	15,000	0.04%	15,000	0.00%
8H8947 TD Waterhouse
15404 –– 59 Street
Edmonton, AB T5Y 2V5

Spencer, Mark [64]	38,150	0.10%	10,150	0.09%
311 Woodward Lane
Fort McMurray, AB T9H 5K8

TD Waterhouse ITF[65]	45,000	0.12%	45,000	0.00%
Gianni Sgambaro
10088 –– 102 Avenue
Edmonton, AB T5J 2Z1

Vorticom Inc. [66]	25,000	0.07%	25,000	0.00%
207 East 57th Street
New York, NY 10022

West Peak Ventures of Canada Ltd.	4,281,500	11.28%	31,500	14.17%
789 West Pender Street[67]
Suite 1010
Vancouver, BC V6C 1H2

Wilson, Dennis[68]	7,500	0.02%	7,500	0.00%
611 Bearspaw Village Road
Calgary, AB T3L 2P1

Wilson, Waltraud[69]	7,500	0.02%	7,500	0.00%
9821 –– 113 Street
Edmonton, AB T5K 1N3

Wong, Pauline[70]	30,000	0.08%	30,000	0.00%
136 Ermine Crescent
Fort McMurray, AB T9H 4M6

Yeomans, Barbara[71]	150,000	0.40%	150,000	0.00%
2585 Ribera Road
Carmel, CA 93923

Yezzi, Paul J. [72]	37,500	0.10%	37,500	0.00%
6351 Melville Drive
Oakland, CA 94511

TOTAL	15,444,624	40.68%	7,978,890	24.89%

[1]

Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants. Marcela Strasdas exercises share voting and/or dispositive powers with respect to 0753829 BC Ltd.

[2]

Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants. Bob Baker exercises share voting and/or dispositive powers with respect to 1004387 Alberta Ltd. The Bob Baker referred to herein is not the same person as Robert M. Baker, one of our directors.

[3]

Represents 110,000 shares of common stock and 50,000 shares of common stock issuable upon the exercise of warrants. Gordon Funnel exercises share voting and/or dispositive powers with respect to 633430 Alberta Ltd.

[4]	Represents 30,000 shares of common stock.

[5]	Represents 1,225 shares of common stock issuable upon the exercise of warrants.

[6]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[7]	Represents 40,000 shares of common stock and 20,000 shares of common stock issuable upon the exercise of warrants.

[8]

Represents 4,200 shares of common stock and 12,950 shares of common stock issuable upon the exercise of warrants. Lawrence Holland exercises share voting and/or dispositive powers with respect to Blackmont Capital. Blackmont Capital is a registered broker-dealer. As such, it is deemed an underwriter and may only resell its securities pursuant to a registration statement.

[9]	Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants.

[10]	Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants.

[11]

Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants. John Derby exercises share voting and/or dispositive powers with respect to Tango Corp. Inc.

[12]	Represents 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants.

[13]	Represents 150,000 shares of common stock and 75,000 shares of common stock issuable upon the exercise of warrants.

[14]	Represents 100,000 shares of common stock and 50,000 shares of common stock issuable upon the exercise of warrants.

[15]

Represents 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants. Adam Vorberg exercises share voting and/or dispositive powers with respect to Kypriaki Norte.

[16]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[17]	Represents 100,000 shares of common stock and 50,000 shares of common stock issuable upon the exercise of warrants.

[18]

Represents 30,000 shares of common stock and 15,000 shares of common stock issuable upon the exercise of warrants. Rudolph Hugi exercises share voting and/or dispositive powers with respect to Half Moon Foundation.

[19]

Represents 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants. Ulrich Rud exercises share voting and/or dispositive powers with respect to Goma Foundation.

[20]	Represents 200,000 shares of common stock and 100,000 shares of common stock issuable upon the exercise of warrants.

[21]	Represents 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants.

[22]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[23]

Represents 200,000 shares of common stock and 100,000 shares of common stock issuable upon the exercise of warrants. Charles Buckland exercises share voting and/or dispositive powers with respect to Bolder Opportunities II LP

[24]

Represents 750,000 shares of common stock and 375,000 shares of common stock issuable upon the exercise of warrants. Steven Palmer exercises share voting and/or dispositive powers with respect to Brant Investments Limited re. AIG Global Investment Corp.

[25]

Represents 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants. Bruce Sherman exercises share voting and/or dispositive powers with respect to the Bruce S. Sherman Trust

[26]

Represents 200,000 shares of common stock and 100,000 shares of common stock issuable upon the exercise of warrants. Charles Buckland exercises share voting and/or dispositive powers with respect to Bukchuk Holdings Ltd.

[27]	Represents 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants.

[28]	Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants.

[29]	Represents 14,175 shares of common stock issuable upon the exercise of warrants.

[30]

Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants. Glen Baron exercises share voting and/or dispositive powers with respect to Deuce Walker Industries Ltd.

[31]	Represents 60,000 shares of common stock. David Kahn exercises share voting and/or dispositive powers with respect to DK True Energy Development Ltd.

[32]

Represents 750,000 shares of common stock and 375,000 shares of common stock issuable upon the exercise of warrants. Ron Phillips exercises share voting and/or dispositive powers with respect to DKR Saturn Event Driven Holding Fund Ltd.

[33]	Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants.

[34]	Represents 100,000 shares of common stock and 50,000 shares of common stock issuable upon the exercise of warrants.

[35]	Represents 1,190 shares of common stock issuable upon the exercise of warrants.

[36]	Represents 7,000 shares of common stock and 3,500 shares of common stock issuable upon the exercise of warrants.

[37]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[38]	Represents 15,000 shares of common stock and 7,500 shares of common stock issuable upon the exercise of warrants.

[39]	Represents 200,000 shares of common stock. Pasquale Di Capo exercises share voting and/or dispositive powers with respect to PowerOne Capital Markets Limited.

[40]	Represents 112,500 shares of common stock issuable upon the exercise of warrants. Pasquale Di Capo exercises share voting and/or dispositive powers with respect to PowerOne Capital Markets Limited.

[41]

Represents 1,500,000 shares of common stock and 250,000 shares of common stock issuable upon the exercise of warrants. Sheldon Inwentash exercises share voting and/or dispositive powers with respect to Pinetree Resource Partnership.

[42]	Represents 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants.

[43]

Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants. Charles Buckland exercises share voting and/or dispositive powers with respect to Bolder Investment Partners.

[44]	Represents 120,000 shares of common stock and 60,000 shares of common stock issuable upon the exercise of warrants.

[45]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[46]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[47]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[48]

Represents 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants. Sandro Fenyo exercises share voting and/or dispositive powers with respect to Manfid SA.

[49]	Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants.

[50]	Represents 34,000 shares of common stock and 17,000 shares of common stock issuable upon the exercise of warrants.

[51]	Represents 12,000 shares of common stock. Thomas Dean exercises share voting and/or dispositive powers with respect to Murdock Capital Partners Corp.

[52]	Represents 1,013,867 shares of common stock and 75,000 shares of common stock issuable upon the exercise of warrants.

[53]

Represents 200,000 shares of common stock and 100,000 shares of common stock issuable upon the exercise of warrants. Mark Cox exercises share voting and/or dispositive powers with respect to New Energy Fund LP.

[54]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[55]	Represents 6,000 shares of common stock.

[56]	Represents 24,000 shares of common stock.

[57]

Represents 450,000 shares of common stock and 135,000 shares of common stock issuable upon the exercise of warrants. Pasquale Di Capo exercises share voting and/or dispositive powers with respect to PowerOne Capital Markets Limited.

[58]	Represents 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants.

[59]	Represents 30,000 shares of common stock. Steve Erikson exercises share voting and/or dispositive powers with respect to Red Rock Interests Ltd.

[60]	Represents 1,113,867 shares of common stock and 125,000 shares of common stock issuable upon the exercise of warrants.

[61]	Represents 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants.

[62]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[63]	Represents 10,000 shares of common stock and 5,000 shares of common stock issuable upon the exercise of warrants.

[64]	Represents 28,000 shares of common stock and 10,150 shares of common stock issuable upon the exercise of warrants.

[65]	Represents 30,000 shares of common stock and 15,000 shares of common stock issuable upon the exercise of warrants.

[66]	Represents 25,000 shares of common stock. Nancy Tamosaitis exercises share voting and/or dispositive powers with respect to Vorticom Inc.

[67]

Represents 4,271,000 shares of common stock and 10,500 shares of common stock issuable upon the exercise of warrants. Tim Brock exercises share voting and/or dispositive powers with respect to West Peak Ventures of Canada Ltd.

[68]	Represents 5,000 shares of common stock and 2,500 shares of common stock issuable upon the exercise of warrants.

[69]	Represents 5,000 shares of common stock and 2,500 shares of common stock issuable upon the exercise of warrants.

[70]	Represents 20,000 shares of common stock and 10,000 shares of common stock issuable upon the exercise of warrants.

[71]	Represents 100,000 shares of common stock and 50,000 shares of common stock issuable upon the exercise of warrants.

[72]	Represents 25,000 shares of common stock and 12,500 shares of common stock issuable upon the exercise of warrants.

     Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years, with the following exceptions:

     Since January 2006, West Peak Ventures of Canada Limited has provided fiscal agency services to us for compensation of $48,000 per year. In addition, we granted that company 1,300,000 options exercisable at $0.50 until January 1, 2009.

     The following parties acquired restricted common shares in our company as merger consideration in connection with our acquisition agreement that resulted in Global Greensteam LLC, our 57% joint venture:

DK True Energy Development Ltd.
Raymond T. Pirraglia
Robert Pirraglia
Red Rock Interests Ltd.
Ake Almgren

     PowerOne Capital Markets Limited (“PowerOne”) received 200,000 restricted common shares in February 2007 as consideration in connection with a proposed agreement for financial advice already received and further contemplated. PowerOne has also received finder’s fees from us in respect of units issued as a result of Reg. S placements outside of the United States.

     Other selling shareholders who received restricted common shares from us as finders’ fees in respect of units issued as a result of Reg. S placements outside of the United States are as follows:

Mark Spencer
Bob Faris
Jim Baglot

     Vorticom Inc. and Murdock Capital Partners Corp. received restricted common shares from us in partial consideration for consulting services rendered in accordance with separate agreements for the provision of public relations and financial public relations services.

     All of the natural persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

     No selling shareholder is a registered broker dealer or an affiliate of a registered broker dealer other than Blackmont Capital Corp.

Future Sales of Shares

     A total of 35,250,034 shares of common stock were issued and outstanding as of March 27, 2007. Of the 35,250,034 shares outstanding, 7,653,228 are freely tradable and 27,596,806 are restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Assuming all outstanding warrants and options are exercised and the balance of Convertible Notes plus accrued interest are converted, there will be approximately 46,219,829 shares of common stock outstanding.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     We currently have 15,609,419 of our outstanding restricted shares of common stock available for resale as free trading shares under a Form SB-2 registration statement filed June 19, 2006, SEC file no. 333-135132. Of that total, 9,868,421 shares were registered in relation to the possible conversion of notes and accrued interest, pursuant to a formula in the subscription agreement for the convertible notes. As of the date of this filing, 1,933,463 shares have been issued on conversion of $1,010,000 of the notes, plus accrued interest. A balance of $490,000 of notes plus accrued interest has not been converted. A further 4,046,998 shares underlying warrants were also registered. To date, 300,000 of those warrants have been exercised, leaving 3,746,998 warrants that have not yet been exercised. Also registered were 1,694,000 shares of common stock that were already issued. That registration statement related to the sale of our common stock by certain selling shareholders. The selling shareholders may offer to sell the shares of common stock covered by that registration statement at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For complete details of the foregoing transaction, you should read the foregoing registration statement which is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     As of March 27, 2007, we have 35,250,034 shares of common stock outstanding.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Notes

     On May 5, 2006 we issued Convertible Notes in the aggregate amount of $1,500,000 due and payable on May 5, 2007 together with interest at the rate of 8% per annum compounded annually. At the election of the holder, the Convertible Notes are convertible into one restricted share of common stock at the lesser of (i) $0.75 advanced or (ii) seventy percent (70%) of the average five closing bid prices of our common stock as reported by Bloomberg L.P. for the five trading days preceding the election to convert. The lowest possible conversion price is $0.19. The balance of the convertible notes that remains outstanding as of March 27, 2007 is $490,000 plus accrued interest.

Warrants

     We currently have the following outstanding Warrants:

-	1,400,000 Class A Warrants - Each Class A Warrant is convertible into one share of common stock upon the payment of $0.75 per warrant. The Class A Warrants expire two years from May 5, 2006.
-	1,399,998 Class B Warrants - Each Class B Warrant is convertible into one share of common stock upon the payment of $1.25 per warrant. The Class B Warrants expire two years from May 5, 2006.
-	400,000 warrants - Each warrant is convertible into one share of common stock upon the payment of
$0.50 per warrant. The warrants expire two yeas from June 7, 2006.
-	1,094,000 half warrants - Two half warrants are convertible into one share of common stock upon the payment of $0.75 per two half warrants. The warrants expire two years from June 7, 2006.
-	420,000 half warrants - Two half warrants are convertible into one restricted share of common stock upon the payment of $0.75 per two half warrants. The warrants expire on September 29, 2008
-	150,000 warrants. - Each warrant is convertible into one restricted share of common stock upon the payment of $1.40 per warrant. The warrants expire on November 1, 2011.
-	750,000 half warrants - Two half warrants are convertible into one restricted share of common stock upon the payment of $1.40 per two half warrants. The warrants expire on June 28, 2008
-	75,000 warrants - One warrant plus $1.00 is convertible into a Unit, consisting of one restricted share of common stock and a further half warrant. Two of those half warrants plus $1.40 are convertible into one restricted share of common stock. The 75,000 warrants and the 75,000 underlying half warrants expire on June 28, 2008
-	312,000 half warrants - Two half warrants are convertible into one restricted share of common stock upon the payment of $1.40 per two half warrants. The warrants expire on June
-	3,464,380 half warrants - Two half warrants are convertible into one restricted share of common stock upon the payment of $1.40 per two half warrants. The warrants expire on August 19, 2008.
-	90,000 warrants - One warrant plus $1.00 is convertible into a Unit, consisting of one restricted share of common stock and a further half warrant. Two of those half warrants plus $1.40 are convertible into one restricted share of common stock. The 90,000 warrants and the 90,000 underlying half warrants expire on August 19, 2008.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     There were no transactions since November 30, 2005 nor are there any currently proposed transactions in which the Company was or is to be a participant which would be classified as a transaction with a related person, promoter, or control person, as defined in Regulation S-B, Item 404, other than any compensation payments detailed in Item 10 with individuals who may be deemed to be a promoter under the Securities Act of 1933.

     We engaged in the exploration of one property in British Columbia, Canada, the mineral claims for which were held by Woodburn Holdings Ltd., a company owned and controlled by Robert Baker, our secretary and a director. Mr. Baker had agreed that if mineralized material was discovered on the property, he would issue a Bill of Sale for the mineral claims to a subsidiary corporation to be formed by us in British Columbia. On May 29, 2006 we abandoned our interest in the mineral claim, subsequent to a resolution by the Board of Directors that it was in the best interest of the Company and its shareholders to do so. Mr. Baker, our secretary and a director, has not received and will not receive anything of value, directly or indirectly, from us and we have not received and will not receive any assets, services or other consideration from Mr. Baker, in regard to this transaction.

     On December 13, 2005, we paid a stock dividend of 3 additional shares of common stock for each one share of common stock outstanding.

     On December 23, 2005, we entered into an agreement with Sealweld International Company Ltd. (”Vendor“), Hugh Chisholm and Bruce Chisholm (collectively, “Principals“) wherein we purchased the assets, goodwill and the benefits of the relationships established by the Vendor over a seven year period working in Eastern Europe, Great Britain, Russia, Canada, Mexico and South America in consideration of $100 and covenants not to disclose, compete or interfere.

     Further, we entered into an agreement with each of the Principals to provide services in consideration of $72,000 each per year. On December 12, 2006, those agreements were cancelled by mutual agreement and replaced with a single new agreement which related to obtaining pipeline emissions reduction contracts. On March 7, 2007, we provided the Principals with a notice of termination for the agreement to end May 31, 2007.

     As part and parcel of the initial forgoing transaction, Woodburn Holdings Ltd, a corporation owned and controlled by Robert M. Baker, our former president, transferred 4,250,000 shares of its common stock to Elden Schorn and 4,250,000 shares of its common stock to West Peak Ventures of Canada Limited. Woodburn Holdings Ltd. retained 1,500,000 shares of the Registrant’s common stock. Further, Kathrine MacDonald, one of our shareholders, transferred 4,250,000 shares of her common stock to Hugh Chisholm and 4,250,000 shares of her common stock to Bruce Chisholm. Ms. MacDonald retained 1,500,000 shares of the Registrant’s common stock.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements included in this prospectus have been audited by Morgan & Company, Chartered Accountants, Pacific Centre, 700 West Georgia Street, Suite 1488, Vancouver, British Columbia, Canada V7Y 1A1, as set forth in their report included in this prospectus.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis.

     Our audited financial statements for the years ending November 30, 2006 and 2005 immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of
Global Green Solutions Inc.
(formerly High Grade Mining Corporation)
(A Development Stage Company)

We have audited the accompanying balance sheets of Global Green Solutions Inc. (formerly High Grade Mining Corporation) (a development stage company) as at November 30, 2006 and 2005, and the related statements of operations, cash flows, and stockholders’ equity for each of the two years in the period ended November 30, 2006, and for the cumulative period from June 10, 2003 (date of inception) to November 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended November 30, 2006, and for the cumulative period from June 10, 2003 (date of inception) to November 30, 2006, in conformity with United States generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Vancouver, Canada March 7, 2007	“MORGAN & COMPANY” Chartered Accountants

GLOBAL GREEN SOLUTIONS INC.
(formerly High Grade Mining Corporation)
(A Development Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	NOVEMBER 30
	2006	2005

ASSETS
Current
Cash and cash equivalents	$748,309	$23,173
Accounts receivable	5,377	-
Prepaid expenses	13,123	-
Deferred financing costs	140,647	-
	907,456	23,173

Advances For Pilot Project (Note 3)	393,271	-
Intangible Asset (Note 4)	100	-
Equipment (Note 5)	9,569	-

	$1,310,396	$23,173

LIABILITIES
Current
Accounts payable and accrued liabilities	$211,358	$11,112
Convertible notes (Note 7)	372,822	-
	584,180	11,112

STOCKHOLDERS’ EQUITY
Share Capital (Note 8)
Authorized:
100,000,000 voting common shares, par value $0.00001 per share
Issued and outstanding:
30,234,344 common shares at November 30, 2006	302	240
24,080,000 common shares at November 30, 2005

Additional Paid-in Capital	6,228,265	101,810
Warrants	1,153,400	-
Deferred Compensation	(998,000)	-
Accumulated Deficit	(5,657,751)	(89,989)
	726,216	12,061

	$1,310,396	$23,173

The accompanying notes are an integral part of these financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly High Grade Mining Corporation)
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			JUNE 10
	YEARS ENDED		2003 TO
	NOVEMBER 30		NOVEMBER 30
	2006	2005	2006

Revenue	$-	$-	$-

Operating Expenses
Consulting fees	438,763	3,000	441,763
Exploration expenditures	-	20,000	20,000
Finance charges	1,636,747	-	1,636,747
Interest and bank charges	60,879	366	61,245
Mineral claim payment	-	-	7,500
Office and sundry	159,904	10,060	171,567
Professional fees	194,704	20,771	242,164
Project development expenses	619,398	-	619,398
Stock-based compensation	2,485,600	-	2,485,600

Operating Loss	(5,595,995)	(54,197)	(5,685,984

Other Income
Interest income	28,233	-	28,233

Net Loss for the Period	$(5,567,762)	$(54,197)	$(5,657,751

Basic And Diluted Loss Per Common Share	$(0.20)	$(0.00)

Weighted Average Number Of Common Shares
Outstanding	28,417,958	23,688,767

The accompanying notes are an integral part of these financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			JUNE 10
	YEARS ENDED		2003
	NOVEMBER 30		NOVEMBER 30
	2006	2005	2006
Cash Used In Operating Activities
Net loss for the period	$(5,567,762)	$(54,197)	$(5,657,751
Adjustments to reconcile loss to net cash used by operating activities
Depreciation	1,145	-	1,145
Non-cash finance charges	1,636,747	-	1,636,747
Stock-based compensation	2,485,600	-	2,485,600
Non-cash services	120,000	-	120,000
Accrued and unpaid interest	56,745	-	56,745
Accounts receivable	(5,377)	-	(5,377)
Prepaid expenses	(13,123)	-	(13,123)
Accounts payable and accrued liabilities	200,246	(782)	211,358
	(1,085,779)	(54,979)	(1,164,656)
Cash Flows Used In Investing Activities
Purchase of intangible asset	(100)	-	(100)
Acquisition of equipment	(10,714)	-	(10,714)
Advances for pilot project	(393,271)	-	(393,271)
	(404,085)	-	(404,085)
Cash Flows From Financing Activities
Issue of share capital	790,000	63,500	892,050
Net proceeds from convertible notes	1,425,000	-	1,425,000
Related parties	-	(22,186)	-
Loans payable	-	(1,777)	-
	2,215,000	39,537	2,317,050

Increase (Decrease) In Cash and Cash Equivalents	725,136	(15,442)	748,309
Cash and Cash Equivalents, Beginning Of Period	23,173	38,615	-
Cash and Cash Equivalents, End Of Period	$748,309	$23,173	$748,309

Cash And Cash Equivalents Are Comprised Of:
Cash	$248,309	$23,173
Short term deposit	500,000	-
	$748,309	$23,173

Supplemental Information
Cash Activities
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-Cash Investing and Financing Activities (Note 12)

The accompanying notes are an integral part of these financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
(Stated in U.S. Dollars)
PERIOD FROM INCEPTION, JUNE 10, 2003, TO NOVEMBER 30, 2006

	NUMBER OF		ADDITIONAL
	COMMON	PAR	PAID-IN	SUBSCRIPTIONS		DEFERRED	ACCUMULATED
	SHARES	VALUE	CAPITAL	RECEIVED	WARRANTS	COMPENSATION	DEFICIT	TOTAL

Shares issued for cash at
$0.00001	20,000,000	$200	$(150)	$-	$-	$ -	$-	$50
Net Loss for the period	-	-	-	-	-	-	(22,678)	(22,678)

Balance, November 30, 2003	20,000,000	200	(150)	-	-	-	(22,678)	(22,628)

Subscriptions received	-	-	-	38,500	-	-	-	38,500
Net loss for the year	-	-	-	-	-	-	(13,114)	(13,114)

Balance, November 30, 2004	20,000,000	200	(150)	38,500	-	-	(35,792)	2,758

Shares issued for cash at
0.025 on January 5, 2005	4,080,000	40	101,960	(38,500)	-	-	-	63,500
Net loss for the year	-	-	-	-	-	-	(54,197)	(54,197)

Balance, November 30, 2005	24,080,000	240	101,810	-	-	-	(89,989)	12,061

The accompanying notes are an integral part of these financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
(Stated in U.S. Dollars)
PERIOD FROM INCEPTION, JUNE 10, 2003, TO NOVEMBER 30, 2006 (Continued)

	NUMBER OF		ADDITIONAL
	COMMON	PAR	PAID-IN	SUBSCRIPTIONS		DEFERRED	ACCUMULATED
	SHARES	VALUE	CAPITAL	RECEIVED	WARRANTS	COMPENSATION	DEFICIT	TOTAL

Balance, November 30, 2005	24,080,000	$240	$101,810	$-	$ -	$ -	$(89,989)	$12,061

Shares issued for consulting
services – April 3, 2006	150,000	2	119,998	-	-	-	-	120,000
Shares issued for cash at $0.05
– May 3, 2006	2,000,000	20	99,980	-	-	-	-	100,000
in connection with convertible
debt on May 3, 2006	450,000	5	323,995	-	-	-	-	324,000
Fair value of warrants issued
as finder’s fees in connection
with convertible debt on May
5, 2006	-	-	-	-	429,000	-	-	429,000

The accompanying notes are an integral part of these financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
(Stated in U.S. Dollars)
PERIOD FROM INCEPTION, JUNE 10, 2003, TO NOVEMBER 30, 2006 (Continued)

	NUMBER OF		ADDITIONAL
	COMMON	PAR	PAID-IN		SUBSCRIPTIONS		DEFERRED	ACCUMULATED
	SHARES	VALUE	CAPITAL		RECEIVED	WARRANTS	COMPENSATION	DEFICIT	TOTAL

Fair value of convertible debt
warrants	-	$-	$-		$-	574,500	$-	$-	$574,500
Intrinsic value of beneficial
conversion feature	-	-	925,500		-	-	-	-	925,500
Private placement, June 7,
2006, inclusive of finders’ fee
units	1,094,000	11	347,989		-	152,000	-	-	500,000
Debt conversion, net of
deferred finance costs of
$49,302	320,496	3	105,495		-	-	-	-	105,498
Private placement, September
29, 2006, inclusive of finder’s
fee units and net of cash
finder’s fee of $10,000	420,000	4	133,596		-	56,400	-	-	190,000
Debt conversion, October 4,
2006, net of deferred finance
costs of $184,883	1,091,601	11	395,853		-	-	-	-	395,864
Debt conversion, October 6,
2006, net of deferred finance
costs of $61,627	363,876	4	131,951		-	-	-	-	131,955
Cashless warrant exercise,
October 6, 2006	264,371	2	200,998		-	(201,000)	-	-	-
Stock-based compensation	-	-	3,341,100		-	142,500	(988,000)	-	2,485,600
Net loss for the year	-	-	-		-	-	-	(5,567,762)	(5,567,762)

Balance, November 30, 2006	30,234,244	$302	$6,228,265	$	-$	1,153,400	$(988,000)	$(5,657,751)	$726,215

The accompanying notes are an integral part of these financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS

Global Green Solutions Inc. (“the Company”) was incorporated June 10, 2003 in the State of Nevada, USA as High Grade Mining Corporation. By way of shareholder approval, effective March 31, 2006, the Company changed its name to Global Green solutions Inc. to reflect the Company’s change of business focus from the acquisition and exploration of mining claims to the development of alternative energy resources. During the year, the Company acquired a United Kingdom incorporated subsidiary which has been completely dormant to date and has no material impact on the Company’s results of operations or financial position.

The Company’s objective is the development, acquisition and implementation of ecotechnologies which support the growth in renewable energy and carbon dioxide emissions reduction in the energy sector. During 2006, the Company commenced the development and acquisition of these technologies specifically in the areas of natural gas pipeline emissions reduction, biodiesel feedstock and biomass combustion.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The significant areas requiring management’s estimates and assumptions relate to determining the fair value of stock-based compensation, fair value of shares issued for services and the acquisitions and useful lives of long-lived assets.

Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

Prior Year Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or accumulated deficit.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Equipment and Depreciation
Equipment is stated at cost. Depreciation is computed using the straight line method to allocate the cost of depreciable assets over the estimated useful lives of the assets at rates ranging from 10% to 30% per annum.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Financing Costs

The Company defers direct costs incurred in connection with the sale of common shares which are offset against the proceeds of the financing upon completion. Costs incurred in connection with convertible notes are deferred and amortized as a financing cost over the term of the convertible loans. Upon conversion of the loan, any unamortized amount of deferred financing costs is charged to stockholders' equity as a cost of financing.

Intangible assets

The Company has adopted the provision of the Statement of Financial Accounting Standards (“SFAS”) No. 142 (“SFAS 142”), “Goodwill and Intangible Assets”, which revises the accounting for purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized and are tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company.

The Company’s intangible asset as described in Note 4, has been determined to have an indefinite life and management has determined that there has been no impairment of the carrying value of this intangible asset at November 30, 2006.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Financial Instruments and Concentration Risk

The fair value of financial instruments which include cash, accounts receivable and accounts payable and accrued liabilities were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments. Management does not believe that the Company is subject to significant interest currency or credit risks arising from these financial instruments. Management has determined and recorded the fair value of the convertible notes as described in Note 7.

The Company accounts for common stock purchase warrants at fair value in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Practically Settled in, a Company’s Own Stock”. The Black-Scholes option pricing valuation method is used to determine fair value of these warrants. Use of this method requires that the Company make assumptions regarding stock volatility, dividend yields, expected term of the warrants and risk-free interest rates.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

On December 1, 2005, the Company adopted the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Share-Based Payment, (“SFAS 123R”). The Company adopted SFAS 123R using the modified-prospective-transition method. Under this method, compensation cost recognized for the year ended November 30, 2006 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of November 30, 2005, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and b) compensation cost for all share-based payments granted subsequent to November 30, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. In addition, deferred stock compensation related to non-vested options is required to be eliminated against additional paid-in capital upon adoption of SFAS 123R. The results for the prior periods have not been restated. The Company’s results of operations for the year ended November 30, 2006 were no different than if the Company had not adopted SFAS 123R because (i) there were no previously granted stock options, and (ii) all stock options granted during the year ended December 31, 2006 were granted to consultants with the related fair value accounting consistent under SFAS 123 and SFAS 123R. As a result, no pro forma disclosure of the impact of adopting SFAS 123R has been provided for the year ended November 30, 2006.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In September 2006, FASB issued SFAS No. 157, “Fair Value Measures”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning December 1, 2007. The Company is currently evaluating the impact of adopting SFAS No. 157 but does not expect that it will have a significant effect on its financial position or results of operations.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No.108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for interim periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a significant effect on its financial position or results of operations.

In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109.” This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company has determined that the adoption of Statement No. 158 does not have any material impact on the Company’s results of operations or financial position.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In November 2005, FASB issued Staff Position No. FSP (FASB Staff Position) FAS (Financial Accounting Standard) 115-1, “The Meeting of Other-Than-Temporary Impairment and Its Application to Certain Investments”. FAS FSP 115-1 provides accounting guidance for identifying and recognizing other-than-temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FAS FSP 115-1 is effective for reporting periods beginning after December 15, 2005, and earlier application is permitted. The Company has determined that the adoption of FAS FSP 115-1 does not have any material impact on the Company’s results of operations or financial position.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In July 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a significant effect on the Company’s reported financial position or results of operations.

In March 2005, FASB issued Interpretation No. (“FIN”) 47, “Accounting for Conditional Asset Retirement Obligations”. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company has determined that this guidance does not have any material impact on the Company’s results of operations or financial position.

In December 2004, FASB issued Statement No. 153, “Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Non-monetary Transactions”, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. FAS 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non- monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of FAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 1, 2006. Early application is permitted and companies must apply the standard prospectively. The Company has determined that the adoption of this standard is not expected to have any material impact on the Company’s results of operations or financial position.

The following are recent accounting pronouncements that management believes are not applicable to the Company, and accordingly have no impact or effect on the Company’s present or future reportable results of operations or financial position. Therefore, these accounting pronouncements have not been described in detail. Management also does not believe that any other recently issued, but not yet effective accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

* In September 2006, FASB issued FASB Staff Position (“FSP”) Audit Guideline (“AUG”) Airline Guide (“AIR”) AUG AIR-1 “Accounting for Planned Major Maintenance Activities”.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

	*	In September 2006, FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”.

*

In September 2006, the Emerging Issues Task Force reached a final consensus on Issue No. 06-4, “Accounting for the Deferred Compensation and Post-Retirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements”.

	*	In July 2006, FASB issued FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction”.

*

In March 2006, FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

	*	In March 2005, EITF issued EITF Issue 04-6, “Accounting for Stripping Costs in the Mining Industry”.

	*	In November 2004, FASB issued Statement No. 151 (FAS 151), “Inventory Costs”.

	*	In March 2004, EITF issued EITF 04-3, “Mining Assets’ Impairment and Business Combinations”.

3.	ADVANCES FOR PILOT PROJECT

On October 2, 2006 the Company entered into an agreement with Pagic LP, Valcent Products Inc. (“Valcent”), and West Peak Ventures of Canada Limited. Under the agreement, Valcent and the Company have agreed to jointly participate in the development of a patent pending, bio mass system to produce hydrocarbons while sequestering CO2, by growing certain algae. The agreement is to be the basis for a contract between the Company and Valcent which will be the governing document for the new venture. A pilot project to demonstrate the commercial feasibility of the technology is being built in El Paso, Texas. The plant is expected to be operational by July 2007. The agreement requires the Company to contribute up to $3,000,000 to cover the estimated cost of the plant. Costs advanced to date total $393,271. Those advances are recoverable on a priority basis from net revenue generated by the new venture, as determined under the agreement. During the period in which the advances are not yet fully recovered, the ownership interests will be 80% the Company and 20% Valcent. In the period following the full recovery of the advances, the interests will be 70% the Company and 30 % Valcent.

4.	INTANGIBLE ASSET

On December 23, 2005, the Company entered into an agreement with the principals of Sealweld International Company Ltd. (“SWI”), to purchase the assets and goodwill of SWI in consideration of $100 and covenants not to disclose, compete or interfere. SWI specialized in the reduction of greenhouse gas emissions from natural gas pipeline valves. The cost of this acquisition has been accounted for as an intangible asset.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

4.	INTANGIBLE ASSET (Continued)

Further, a consulting fee of 150,000 common shares from treasury was issued in connection with this agreement on April 3, 2006.

5.	EQUIPMENT

	2006		2005
		Accumulated	Net	Net
	Cost	Depreciation	Book Value	Book Value
Computer and office equipment	$10,714	$1,145	$9,569	$-

6.	MINERAL CLAIM INTEREST

On November 18, 2003, the Company acquired the right to conduct exploration activity on one mineral claim located in British Columbia, Canada for cash consideration of $7,500. The Company did not establish the commercial feasibility of the mineral claim and the staking costs were expensed.

Since 2005, the Company has been expanding its operations:

	-	to assist entities in reducing greenhouse gas emissions, primarily in the natural gas pipeline distribution industry;

	-	to jointly participate in the development of a patent pending, bio mass system to produce hydrocarbons while sequestering CO2, by growing certain algae;

	-	to convert waste biomass into low cost steam for industrial applications

On May 29, 2006, by way of a Director’s resolution, the Company formally terminated its mineral exploration activities to devote full efforts to its expanded business operations.

7.	CONVERTIBLE NOTES

On May 5, 2006, the Company issued Convertible Notes (the “notes”) in the aggregate amount of $1,500,000 due and payable on May 5, 2007 together with interest at the rate of 8% per annum compounded annually. Attached to the Notes were 1,399,999 Class A Warrants and 1,399,999 Class B Warrants (the “warrants”). Each Class A Warrant is convertible into one share of common stock upon the payment of the price of $0.75 per warrant. The Class A Warrants expire two years from May 5, 2006. Each Class B Warrant is convertible into one restricted share of common stock upon the payment of the price of $1.25 per warrant. The Class B Warrants expire two years from May 5, 2006. At the election of the holder, the notes and interest accrued thereon, are convertible into one restricted share of common stock at the lesser of (i) $0.75 per share or (ii) seventy percent (70%) of the average five closing bid prices of the Company’s common stock as reported by Bloomberg L.P. for the five trading days preceding the election to convert. The lowest possible conversion price is $0.19 per share. Conversion of the notes does not affect the Class A Warrants and Class B Warrants.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

7.	CONVERTIBLE NOTES (Continued)

The Company has allocated the proceeds received between the notes and the detachable warrants on a relative fair value basis. The fair value of the warrants was estimated using the Black-Scholes option pricing model at the date of issue, while the fair value of the notes was estimated by multiplying the number of shares that would result from an immediate exercise of the conversion option, by the market price on the date of issue. The relative fair values of the notes and the warrants determine the debt discount attributable to the warrants. The result was $574,500 of the proceeds being allocated to the warrants and $925,500 being allocated to the notes. The resulting discount on the notes is amortized over the term of the notes to maturity such that, in the absence of any conversions, the carrying value of the notes at maturity would be equal to the face amount of $1,500,000. In the event of a conversion of any or all of the face amount of the notes, the proportionate amount of the unamortized discount as of the date of conversion is immediately charged to operations.

In accordance with the provisions of EITF Issue No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”), the Company determines any intrinsic value beneficial conversion feature on the notes by comparing the market price of the Company’s common stock at issuance of the notes to the effective conversion price of the notes, as determined by dividing the proceeds allocated to the notes by the number of shares that would result from an immediate exercise of the conversion option. The initial beneficial conversion feature was determined to be $1,396,774; however, in accordance with the provisions of EITF 00-27, it is limited to the proceeds allocated to the notes, being $925,500. This beneficial conversion feature is recorded as an immediate charge to additional paid-in capital and a further discount on the convertible note carrying value.This further discount is amortized over the term of the notes to maturity. In the event of a conversion of any or all of the face amount of the notes, the proportionate amount of the unamortized beneficial conversion feature as of the date of conversion is immediately charged to operations.

During 2006, the Company recorded as finance charges, $476,914 of amortization of the discount resulting from the allocation of proceeds to the warrants and a further $768,292 of the intrinsic value beneficial conversion feature, leaving total unamortized amounts of $254,794.

During 2006, a total of $900,000 of convertible note principal and $29,129 of accrued interest was converted into 1,775,973 shares of the Company’s common stock leaving $600,000 of convertible note principal and $27,616 of accrued interest outstanding as at November 30, 2006.

The Company paid finders’ and other fees in connection with the notes with a total fair value of $828,000 as follows: $75,000 was paid in cash, 450,000 shares of common stock were issued with a fair value of $324,000, 300,000 common stock purchase warrants were issued, exercisable for a period of two years at $0.10 per share, with a fair value of $201,000, and 400,000 common stock purchase warrants were issued, exercisable for a period of two years at $0.50 per share, with a fair value of $228,000.

The Company estimated the fair value of the finders’ warrants issued using the Black-Scholes option pricing model using the following weighted average assumptions: expected option life of 2.00 years, risk-free interest rate of 3.5%, dividend yield of 0% and expected volatility of 161%.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

7.	CONVERTIBLE NOTES (Continued)

The Company recorded these fees as deferred financing costs to be amortized on a straight-line basis over the term of the notes. In the event of conversion of any or all of the face amount of the notes, the proportionate amount of these unamortized costs as of the date of conversion is charged to additional paid-in capital. During 2006, the Company expensed $391,541 of these costs, charged $295,812 to additional paid-in capital on note conversions, leaving $140,647 unamortized as at November 30, 2006.

8.	SHARE CAPITAL

2006 Transactions

During 2006, the Company issued shares of common stock as follows:

	i)	150,000 shares of common stock for consulting services with a fair value of $120,000;

	ii)	2,000,000 shares of common stock at for a private placement a price of $0.05 per share for total proceeds of $100,000;

	iii)	450,000 shares of common stock with a fair value of $324,000 as a finders’ fee in connection with theconvertible notes (refer to Note 7);

iv)

1,000,000 units for a private placement at a price of $0.50 per unit for total gross proceeds of $500,000. In addition, the Company issued 94,000 units as finders’ fees. Each unit consisted of one share of common stock and one share purchase warrant with two share purchase warrants being exercisable into one restricted share of common stock at a price of $0.75 to June 7, 2008;

v)

400,000 units for a private placement at a price of $0.50 per unit for total gross proceeds of $200,000. In addition, the Company issued 20,000 units and paid cash of $10,000 as finders’ fees. Each unit consisted of one share of common stock and one share purchase warrant with two share purchase warrants beingexercisable into one restricted share of common stock at a price of $0.75 to September 29, 2008;

vi)

1,775,973 shares of common stock on conversion of Convertible Note principle and accrued interest of $900,000 and $29,129 respectively. A total of $295,812 of previously deferred finance fees were recorded in connection with these conversions (refer to Note 7);

vii)

264,371 shares of common stock on exercise of a total of 300,000 share purchase warrants at a price of $0.10 per warrant. As permitted under the terms of the warrant agreement, these 300,000 sharespurchase warrants were exercised on a cashless basis whereby 35,629 shares were forfeited back to the Company at an exercise date fair value of $0.842 for total consideration of $30,000.

Effective June 19, 2006, the Company filed a form SB-2 Registration Statement for a total of 15,609,419 shares of common stock representing 4,046,998 shares underlying the exercise of warrants, 9,868,421 shares underlying the conversion of notes and 1,694,000 shares in connection with various other issuances.

2005 Transactions

During 2005, the Company issued shares of common stock as follows:

	i)	4,080,000 shares of common stock for a private placement at a price of $0.025 per share for total proceeds of $102,000.

ii)

On November 29, 2005, the Board of Directors declared a stock dividend, on the basis of 3 additional shares of common stock for each 1 share of common stock outstanding, payable on December 13, 2005 to stockholders of record on December 9, 2005. Per share amounts in the accompanying financial statements have been restated for the stock dividend.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

8.	SHARE CAPITAL (Continued)

Stock Options

During 2006, the Company granted a total of 7,725,000, stock options at exercise prices ranging from $0.00001 per share to $0.50 per share. In accordance with SFAS 123R, the Company expenses the fair value of these options, estimated to be $5,533,000 on a straight-line basis, over the expected term of the options, which is based on the options’ contractual term.

During 2006, the Company expensed $2,474,300 of this fair value, $866,800 has been recorded as deferred compensation in stockholders’ equity, $2,143,900 will be recorded on the future vesting of options and $48,000 relates to options which were forfeited prior to vesting.

The fair value of the common stock options granted during the year was measured at the grant date using the Black- Scholes option pricing model. The dividend yield assumption is based on historic dividend payments. The Company relied on observations of historical stock prices at the date of the grant to calculate the estimate of volatility. The risk-free interest rates used were actual U.S. treasury zero-coupon securities with maturity terms that approximated the expected term of the options as of the date of the grant. The expected term of the options represents the period of time the options are expected to be outstanding. The following weighted average assumptions were used: expected dividend yield of 0%; risk free interest rate of 4.5%; expected volatility of 164 % and average expected option term of 2.96 years.

The Company’s stock option activity is as follows;

			Weighted Average
		Weighted Average	Remaining
	Number of Options	Exercise Price	Contractual Life
Balance outstanding, November 30, 2005 and 2004	-	$-

Granted during the year	7,725,000	0.23
Expired / forfeited during the year	(100,000)	0.50
Exercised during the year	-	-

Balance outstanding, November 30, 2006	7,625,000	$0.2	22.39 years

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

8.	SHARE CAPITAL (Continued)

Stock Options (Continued)

The following table provides certain information with respect to the above stock options that are outstanding and exercisable at November 30, 2006:

Exercise Prices	Stock Options	Weighted Average
	Outstanding and	Remaining
	Exercisable	Contractual Life
$0.00001	4,250,000	2.4 years
0.50	300,000	1.4 years
0.50	1,300,000	2.1 years
0.50	675,000	2.2 years
0.50	1,100,000	3.0 years

	7,625,000

Warrants
The Company’s warrant activity is as follows;
			Weighted Average
	Number of	Weighted Average	Remaining
	Warrants	Exercise Price	Contractual Life
Balance, November 30, 2005 and 2004	-$	-
Granted during the year	4,406,998	0.86
Expired / forfeited during the year	-	-
Exercised during the year	(300,000)	0.10
Balance, November 30, 2006	4,106,998	$0.92	1.58 years

		Weighted
	Warrants	Average
	Outstanding	Remaining
Exercise	And	Contractual
Prices	Exercisable	Life
$ 0.5	400,000	1.42 years
0.75	1,400,000	1.42 years
0.75	547,000	1.52 years
0.75	210,000	1.83 years
1.25	1,399,998	1.42 years
1.4	150,000	4.92 years

	4,106,998

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

8.	SHARE CAPITAL (Continued)

Warrants (Continued)

In addition to the warrants issued in connection with the private placement and convertible note financings as described above, during 2006, the Company issued 150,000 warrants in exchange for services at a price of $1.40 per share exercisable for a period of five years. The Company will expense the fair value of these warrants, estimated to be $142,500, over the related service contract period. During 2006, the Company expensed $11,300 of this fair value and $131,200 has been recorded as deferred compensation in stockholders’ equity.

The fair value of the warrants issued during the year for services was measured at the award date using the Black- Scholes option pricing model with the following weighted average assumptions: expected dividend yield of 0%; average risk free interest rate of 5%; expected volatility of 160% and average expected option life of 5 years.

9.	RELATED PARTY TRANSACTIONS

During the year ended November 30, 2006, the Company carried out a number of transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration established and agreed to by the related parties.

The following are related party transactions and amounts owing at November 30, 2006 that are not otherwise disclosed elsewhere:

	-	The Company paid consulting fees to directors, officers and other related parties of the Company in the amount of $286,806 (2005 - $3,000).

-

As at November 30, 2006, $47,624 was owing to related parties and is included in accounts payable and accrued liabilities. These amounts are unsecured, non-interest bearing, and have no specific terms of repayment. The balance owing to related parties at November 30, 2005 was $Nil.

10.	COMMITMENTS

a)

On January 18, 2006, the Company entered into a corporate support agreement with a privately held company owned by a significant shareholder for fiscal agency services, commencing January 1, 2006 for two years at the rate of $48,000 per year. In addition, the Company agreed to grant 300,000 incentive stock options at a price of $0.50 per share exercisable for a period of three years. During the year, the parties renegotiated the terms of the agreement to amend the option grant to be 1,300,000 options exercisable at $0.50 per share for a period of three years from the original grant date.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

10.	COMMITMENTS (Continued)

b)

On January 18, 2006, the Company entered into essentially identical agreements with two persons to provide certain marketing and project development services, as well as on-site management and other activities. On December 13, 2006, those agreements were terminated effective October 31, 2006 by mutual agreement. They were replaced by a single, new, performance based agreement between the Company and the two other parties. The new agreement related to obtaining pipeline emissions reduction contracts. In addition to base fees, the new agreement provided for a performance based benefit equal to 5% of the net revenue generated by the Company as a result of business development activities of the two other parties on behalf of the Company's Pipeline Emissions Strategic Business Unit. On March 7, 2007, the Company provided these parties with a notice of termination for the agreements to end May 31, 2007.

c)

On February 1, 2006, the Company entered into a consulting agreement with a privately held company owned by a Director of the Company, for consulting services commencing February 1, 2006 for two years at the rate of $30,000 per year (increased to $78,000 effective January 2007). In addition, the Company agreed to grant 675,000 incentive stock options at a price of $0.50 per share exercisable for a period of three years.

d)

On February 1, 2006, the Company entered into a consulting agreement with a privately held company owned by an officer of the Company, for consulting services commencing February 1, 2006 for two years at the rate of $48,000 per year. Under the terms of the agreement, the compensation commenced December 1, 2005 and the Company also agreed to grant a number of incentive stock options at $0.50 per share (250,000 options were granted on November 16, 2006). Effective October 1, 2006 the rate was amended to $30,000 per year. All other terms of the original agreement remain in effect.

e)

On June 13, 2006, the Company entered into an agreement effective May 1, 2006 with a privately held company controlled by an individual, who is now an officer of the Company, to provide services of a Managing Director and Chief Executive Officer, as well as office premises for the Company in Brussels, Belgium. The fees for providing these services was as follows:

		*	Base compensation of 6,500 Euros per month (increased to 8,500 Euros in November 2006);

		*	Office rent of 1,200 Euros per month;

		*	A one-time payment on signing of the agreement of 10,000 Euros for miscellaneous joining and set-up costs;

		*	An annual performance bonus of 1% of net profit, as determined by the Company’s audited financial statements;

		*	In addition, the Company agreed to grant the right to buy shares of the Company from the treasury as follows: Total of 4,250,000 shares at $0.00001 per share vesting in six month intervals with the first portion exercisable after October 31, 2006 followed by 1,062,500 further shares every six months thereafter until 4,250,000 have been purchased;

		*	Starting in November 2006 the Company agreed to also pay 2,000 Euros monthly for Social Insurance costs.

The agreement may be terminated upon provision of six months notice by the Company or 30 days notice by the Chief Executive Officer. See also Note 13, Subsequent Events.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

10.	COMMITMENTS (Continued)

f)

On November 1, 2006 the Company entered into an agreement for the provision of certain financial public relations and other services for a period of twelve months. The fee was initially set at $5,000 per month for the first six months, increasing to $6,000 per month thereafter. This fee was renegotiated to $3,500 per month starting January 1, 2007. The Company also agreed to issue 50,000 restricted common shares, vesting at the rate of 25% each quarter. Further, the Company agreed to grant 150,000 warrants exercisable at a price of $1.40 for five years.

g)

The Company is paying its Chief Operating Officer, Chief Financial Officer and Manager, Marketing Communications $8,000, $8,000 and $2,000 respectively on a month to month basis. The Company is currently negotiating with each of these parties to formalize the terms of the relationships by way of contracts, with anticipated terms of three to five years.

11.	INCOME TAXES

Potential benefits of United States Federal income tax losses are not recognized in the accounts until realization is more likely than not. As of November 30, 2006, the Company has net operating losses carried forward totalling approximately $1,535,000 for tax purposes which expire through 2026. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

a)

The actual income tax provisions differ from the expected amounts calculated by applying the federal income tax statutory rate to the Company’s loss before income taxes. The components of these differences are as follows:

	2006	2005
Corporate tax rate	34%	34%
Expected tax expense (recovery)	(1,893,000)	(18,500)
Non-deductible stock based compensation	845,100	-
Non-deductible finance costs	556,500	-
Unrecognized loss carry forward	491,400	18,500
Income tax provision	$-	-

b) The Company’s tax-effected deferred income tax assets and liabilities are estimated as follows:

	2006	2005
Non-capital loss carry forwards	$522,900	$31,500
Valuation allowance	(522,900)	(31,500)

Net deferred tax asset	$-	$-

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

11.	INCOME TAXES (Continued)

	c)	The Company has approximately $1,535,000 in net operating losses carried forward for income tax purposes which will expire, if not utilized, as follows:

2023	$23,000
2024	13,000
2025	54,000
2026	1,445,000
$1,535,000

12.	NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended November 30, 2006:

	*	the Company issued 150,000 restricted common shares with fair value of $120,000 for prepaid consulting service agreements. This amount was expensed;

	*	a total of $900,000 of convertible note principal and $29,129 of accrued interest was converted into 1,775,973 shares of the Company’s common stock;

	*	450,000 shares of common stock were issued with a fair value of $324,000 as a finders’ fee in connection with the convertible notes (see Note 7);

During 2006 the Company recorded non-cash finance costs totalling $1,636,747 (see Note 7), comprised of:

Amortization of the discount resulting from the allocation to warrants of proceeds from
convertible notes	$476,914
Amortization of the intrinsic value beneficial conversion feature of the convertible notes	768,292
Amortization of deferred finance costs resulting from payment of finders’ fees	391,541
$1,636,747

13.	SUBSEQUENT EVENTS

a)

Effective December 15, 2006 the Company entered into an agreement with a term of 360 days for the provision of consulting services relating to management advice and strategic planning. The compensation provided for under the agreement is as follows:

		i)	$3,000 for every 30 day period;

		ii)	4,000 restricted common shares per month, to be issued on a quarterly basis in advance, commencing January 1, 2007 (12,000 common shares now issued);

iii)

Options to acquire 500,000 restricted common shares with a strike price of $0.50, vesting at the rate of 250,000 options in the first three months of the contract and 250,000 options in the succeeding three months. The options will be pro-rated should the contract be cancelled by either party within the first six months.

b)

On December 18, 2006, the Company finalized an agreement for the provision of public relations services for a period of twelve months. The monthly fee was initially $5,250 but was reduced to $4,250 effective January 1, 2007. In addition, the Company will grant 25,000 restricted common shares each quarter in advance, for a total of 100,000 restricted common shares (25,000 common shares now issued).

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

13.	SUBSEQUENT EVENTS (Continued)

	c)	On December 29, 2006 the Company completed the following private placement of securities:

The Company issued 1,062,000 units at a price of $1.00 per unit for a total of $1,062,000. Each unit consisted of one restricted share of common stock and one half share purchase warrant. Two half share purchase warrants are convertible into one restricted share of common stock upon payment of the exercise price of $1.40 for eighteen months from the date of issue. In consideration of services rendered in locating certain purchasers of its units, the Company issued 75,000 special unit purchase warrants and paid $60,000 in cash.

Units acquired through the exercise of the special unit purchase warrants will have the same price and terms as the other units sold in this placement. Half share purchase warrants acquired through the exercise of the special unit purchase warrants will have an exercise period ending on the same date as that of half share purchase warrants acquired through the original purchase of units.

	d)	On December 29, 2006, the Company issued 20,000 shares of common stock on the exercise of options at the price of $0.50 per share, for total proceeds of $10,000.

e)

On January 17, 2007 the Company entered into an agreement for the provision of certain marketing consulting services for a one year term. As compensation for these services the Company agreed to issue 300,000 stock options to purchase common shares, exercisable at $1.00.

f)

On January 31, 2007 the agreement effective May 1, 2006 for provision of services of a Managing Director and Chief Executive Officer (see Note 10, Commitments, item (e) above) was cancelled by mutual agreement. It was replaced with an agreement effective February 1, 2007 and having a five year term. The other significant changes in the new agreement are:

		*	The base compensation rate is 8,500 Euros monthly, plus a further 2,000 Euros monthly for European social fees;

		*	The option to acquire 4,250,000 common shares now vests as follows:

			i.	2,125,000 immediately;

			ii.	1,062,500 on July 31, 2007;

			iii.	1,062,500 on January 31,2008.

g)

On February 14, 2007, the Company issued 200,000 shares of restricted common stock as consideration in connection with a proposed agreement for financial advice already received and further contemplated.

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

13.	SUBSEQUENT EVENTS (Continued)

	h)	On February 19, 2007 the Company completed the following private placement of securities:

The Company issued 3,385,000 units at a price of $1.00 per unit for a total of $3,385,000. Each unit consisted of one restricted share of common stock and one half share purchase warrant. Two half share purchase warrants are convertible into one restricted share of common stock upon payment of the exercise price of $1.40 for eighteen months from the date of issue. In consideration of services rendered in locating certain purchasers of its units, the Company issued a further 4,200 restricted common shares, 79,380 half share purchase warrants, 90,000 special unit purchase warrants and paid $147,180 in cash.

Units acquired through the exercise of the special unit purchase warrants will have the same price and terms as the other units sold in this placement. Half share purchase warrants acquired through the exercise of the special unit purchase warrants will have an exercise period ending on the same date as that of half share purchase warrants acquired through the original purchase of units.

i)

On February 20, 2007 the Company completed an acquisition agreement which resulted in Global Greensteam LLC, a joint venture with two other companies for the purpose of converting waste biomass into low cost steam for industrial applications. The Company’s interest in the new venture is 57%, with the other two companies holding 38% and 5% respectively. The Company will be the operating partner and be responsible for project and operational management of the venture and the biomass fuel supply contracts.

In recognition of investments already made by one of the other companies, the Company will invest the first $100,000 in the new venture. Subsequent investments will be on a 57 / 38 / 5 basis.

In recognition of design, supply and support services to be contributed by the 38% partner, the Company will issue 600,000 shares of restricted common stock in four amounts of 150,000 each as follows:

		*	First amount due at the time the first steam generating unit becomes operational;

		*	Second, third, and fourth amounts due respectively after 5, 10, and then 15 steam generating units become operational;

In recognition of design, supply and support services to be contributed by the 5% partner, the Company will issue 150,000 shares of restricted common stock in three amounts of 50,000 each as follows:

		*	First, second, and third amounts due respectively after 5, 10, and then 15 steam generating units become operational;

The merger consideration to be paid by the Company to third parties is as follows:

		*	150,000 shares of restricted common stock upon execution of the definitive agreement (now issued);

		*	850,000 shares of restricted common stock upon execution of a steam supply contract or similar contract with a major oil company;

		*	500,000 shares of restricted common stock if the initial steam generating unit achieves reasonably acceptable commercial production;

		*	500,000 shares of restricted common stock upon the earlier of (a) the one year anniversary of the execution of a steam supply contract, or (b) commissioning of a 4th steam generating unit;

GLOBAL GREEN SOLUTIONS INC.
(formerly HIGH GRADE MINING CORPORATION)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2006 AND 2005
(Stated in U.S. Dollars)

13.	SUBSEQUENT EVENTS (Continued)

	*	1,000,000 shares of restricted common stock upon the earlier of (a) the commissioning of the 10th steam generating unit or (b) the second anniversary of the steam supply contract;

	*	1,000,000 shares of restricted common stock upon the earlier of (a) commissioning of the 15th steam generating unit or (b) the second anniversary of the execution of a steam supply contract.

j) On March 2, 2007, a total of $75,000 of convertible note principal and $4,932 of accrued interest was converted into 106,575 shares of the Company’s common stock.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$249.85
Printing Expenses	$1,000.00
Accounting/administrative Fees and Expenses	$10,000.00
Blue Sky Fees/Expenses	$1,000.00
Legal Fees/ Expenses	$30,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$1,000.00
Miscellaneous Expenses	$1,750.15
TOTAL	$45,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

1.	In November 2003 we issued shares of common stock without registration as follows:

Name and Address	Date	Shares	Consideration
Woodburn Holdings Ltd.	11/29/03	2,500,000	$25 in cash
885 Pyrford Road
West Vancouver, BC
Canada V7S 2A2

Katherine MacDonald	11/29/03	2,500,000	$25 in cash
701 - 2190 Bellevue Avenue
West Vancouver, BC
Canada V7T 2X8

     We issued the foregoing restricted shares of common stock to Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by our then president, Robert M. Baker, and to Katherine MacDonald pursuant to section 4(2) of the Securities Act of 1933. Woodburn Holdings Ltd. and Katherine MacDonald were sophisticated investors and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

2. On January 5, 2006, we completed the following private placement of securities. We issued 1,020,000 restricted shares of common stock at a price of $0.10 per share for a total of $102,000.

3. On December 9, 2005, we issued 18,060,000 shares of common stock as a stock dividend. The issuance of the shares as a stock dividend does not constitute an offer or sale within the meaning of Section 2(a)(3) of the Securities Act of 1933.

4. On May 5, 2006, we completed the following private placements of securities.

     We issued Convertible Notes in the aggregate amount of $750,000 due and payable on May 5, 2007 together with interest at the rate of 8% per annum compounded annually. Attached to the Convertible Notes were 700,000 Class A Warrants and 700,000 Class B Warrants. Each Class A Warrant is convertible into one share of common stock upon the payment of the price of $0.75 per warrant. The Class A Warrants expire two years from May 5, 2006. Each Class B Warrant is convertible into one restricted share of common stock upon the payment of the price of $1.25 per warrant. The Class B Warrants expire two years from May 5, 2006. At the election of the holder, the Convertible Notes are convertible into one restricted share of common stock at the lesser of (i) $0.75 advanced or (ii) seventy percent (70%) of the average five closing bid prices of our common stock as reported by Bloomberg L.P. for the five trading days preceding the election to convert. The lowest possible conversion price is $0.19. Conversion of the Convertible Notes does not affect the Class A Warrants and Class B Warrants. There were a total of three purchasers.

     We sold to Pinetree Resource Partnership, Sheldon Inwentash and Pasquale Di Capo, all of Ontario, Canada, 2,000,000 restricted shares of common stock at a price of $0.05 per share for a total $100,000.

     We issued PowerOne Capital Markets Limited, Toronto, Ontario, Canada, 450,000 restricted shares of common stock and 200,000 warrants with an exercise price of $0.50 per warrant. Each warrant is convertible into one restricted share of common stock. The exercise period is two years from May 5, 2006. The consideration for the restricted shares of common stock and the warrants was services rendered by PowerOne Capital Markets Limited in locating certain purchasers for our Convertible Notes.

     We issued West Hastings Limited, 300,000 warrants with an exercise price of $0.10 per warrant. Each warrant is convertible into one restricted share of common stock. The exercise period is two years from May 5, 2006. We also issued to West Hastings Limited, 200,000 warrants with an exercise price of $0.50 per warrant. Each warrant is convertible into one restricted share of common stock. The exercise period is two years from May 5, 2006. We also paid West Hastings Limited $75,000 in cash. The consideration for the cash and warrants was services rendered by West Hastings Limited in locating certain purchasers of our Convertible Notes.

     For the foregoing transactions, we relied on Reg. S of the Securities Act of 1933. Each purchaser was a non-U.S. person as described in Reg. S and each transaction took place outside the United States of America.

5. On May 5, 2006, we completed the following private placements of securities.

     We issued Convertible Notes in the aggregate amount of $750,000 due and payable on May 5, 2007 together with interest at the rate of 8% per annum compounded annually. Attached to the Convertible Notes were 699,999 Class A Warrants and 699,999 Class B Warrants. Each Class A Warrant is convertible into one restricted share of common stock upon the payment of the price of $0.75 per warrant. The Class A Warrants expire two years from May 5, 2006. Each Class B Warrant is convertible into one restricted share of common stock upon the payment of the price of $1.25 per warrant. The Class B Warrants expire two years from May 5, 2006. At the election of the holder, the Convertible Notes are convertible into one restricted share of common stock at the lesser of (i) $0.75 advanced or (ii) seventy percent (70%) of the average five closing bid prices of our common stock as reported by Bloomberg L.P. for the five trading days preceding the election to convert. The lowest possible conversion price is $0.19. Conversion of the Convertible Notes does not affect the Class A Warrants and Class B Warrants. The notes, Class A Warrants and Class B Warrants were sold outside of the United States of America to three non-U.S. persons. Each of the purchasers was an accredited investor. We relied upon the exemption from registration contained in Reg. 506 of the Securities Act of 1933. A Form D was filed with the SEC.

6. On June 7, 2006, we completed the following private placement of securities.

     We issued 1,000,000 units at a price of $0.50 per unit for a total $500,000. We issued a further 94,000 units in consideration of services rendered in locating certain purchasers of our common stock in this private placement. Each unit consisted of one restricted share of common stock and one half warrant. Two half warrants are convertible into one restricted share of common stock upon payment of the exercise price of $0.75. The warrants expire on June 7, 2008.

7. On September 29, 2006, we completed the following private placement of securities:

     We issued 400,000 units at a price of $0.50 per unit for a total $200,000. We issued a further 20,000 units in consideration of services rendered in locating certain purchasers of our common stock in this private placement. Each unit consisted of one restricted share of common stock and one half warrant. Two half warrants are convertible into one restricted share of common stock upon payment of the exercise price of $0.75. The warrants expire on September 29, 2008.

8. On December 29, 2006 we completed the following private placement of securities:

     We issued 1,062,000 units at a price of $1.00 per unit for a total $1,062,000. Each unit consisted of one restricted share of common stock and one half warrant. Two half warrants are convertible into one restricted share of common stock upon payment of the exercise price of $1.40. We issued 75,000 unit purchase warrants in consideration of services rendered in locating certain purchasers of our common stock in this private placement. One unit purchase warrant plus $1.00 is convertible into a Unit, consisting of one restricted share of common stock and a further half warrant. Two of those half warrants plus $1.40 are convertible into one restricted share of common stock. The warrants expire eighteen months from the date of issue.

9. On February 14, 2007 we issued the following shares pursuant to consulting fee agreements:

     Vorticom Inc. – 25,000 restricted common shares
     PowerOne Capital Markets Limited – 200,000 restricted common shares
    Murdock Capital Partners Corp. – 12,000 restricted common shares

10. On February 19, 2007 we completed the following private placement of securities:
    We issued 3,385,000 units at a price of $1.00 per unit for a total $3,385,000. Each unit consisted of one restricted share of common stock and one half warrant. Two half warrants are convertible into one restricted share of common stock upon payment of the exercise price of $1.40. We issued 4,200 restricted common shares, 79,380 half warrants, and 90,000 unit purchase warrants in consideration of services rendered in locating certain purchasers of our common stock in this private placement. One unit purchase warrant plus $1.00 is convertible into a Unit, consisting of one restricted share of common stock and a further half warrant. Two half warrants plus $1.40 are convertible into one restricted share of common stock. The warrants expire eighteen months from the date of issue.

11. On March 7, 2007 we issued the following shares as merger consideration pursuant to our acquisition agreement with Greensteam Development Inc.:

     DK True Energy Development Ltd. – 60,000 restricted common shares
     Raymond T. Pirraglia – 24,000 restricted common shares
     Robert Pirraglia – 6,000 restricted common shares
     Red rock Interest Ltd. – 30,000 restricted common shares
    Ake Almgren – 30,000 restricted common shares

     No warrants have been issued pursuant to plans.

ITEM 27. EXHIBITS.

     The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 registration Statement filed with the Securities and Exchange Commission, SEC file #333-112266 on January 28, 2004. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
10.1	K1 Mining Claim.
10.2	Bill of Sale.
99.1	Subscription Agreement.

     The following documents are incorporated by reference from our Form 10-KSB for the period ending November 30, 2004:

Exhibit No.	Document Description
14.1	Code of Ethics.
99.1	Audit Committee Charter.
99.2	Disclosure Committee Charter.

     The following documents are incorporated by reference from our Form 10-KSB for the period ending November 30, 2005:

Exhibit No.	Document Description
10.1	Contract with Sealweld International Company Ltd.
10.2	Consulting Agreement with Windstone Financial Corp.
10.3	Consulting Agreement with Woodburn Holdings Ltd.
10.4	Contract with Hugh Chisholm.
10.5	Contract with Bruce Chisholm.
10.6	Consulting Agreement with West Peak Ventures of Canada Limited.
23.1	Consent of Morgan & Company, Chartered Accountants.

     The following documents are incorporated by reference from our post effective amendment to our Form S-8 registration statement, SEC file no. 333-123826 filed with the SEC on March 23, 2006:

Exhibit No.	Document Description
10.1	2005 Non-Qualified Stock Option Plan

     The following documents are incorporated by reference from our Form 10-KSB for the period ending November 30, 2006:

Exhibit No.	Document Description
10.1	Financial Investor Relations Contract between Global Green Solutions Inc. and Murdock
Capital Partners Corp.
10.2	Consulting Agreement between Global Green Solutions Inc. and Murdock Capital Partners
Corp.
10.3	Product Development Agreement between MK Enterprises LLC and Valcent Products, Inc.
10.4	Agreement Letter between Global Green Solutions Inc., Pagic LP, West Peak Ventures of
Canada Limited and Valcent Products Inc.
10.5	Web Services Agreement between Market Pathways Financial Relations Inc. and Sweetwater
Capital Corp. on behalf of Global Green Solutions Inc.
10.6	Public Relations Contract between Global Green Solutions and Vorticom Inc.
10.7	Service Agreement between Global Green Solutions and McCloud Communications LLC.
10.8	Addendum A to Service Agreement.
10.9	Agreement with Chisholm Brothers International.
10.10	Asset Purchase Agreement between Global Green Solutions Inc. and Chisholm Brothers
International.
10.11	Public Relations
10.12	Consulting Agreement between Global Green Solutions Inc. and New Energy Fund LP.
10.13	Cancellation Agreement of Executive Services Agreement.
10.14	State of Delaware Certificate of Incorporation for Greensteam Acquisition Company Inc.
10.15	Executive Services Agreement.
10.16	Consulting and Right of First Refusal Agreement between Global Green and David Kahn.
10.17	Agreement and Plan of Merger.
10.18	Certificate of Merger of Global Greensteam and Greensteam Development.
10.19	Closing Certificate of Greensteam Development.
23.1	Consent of Morgan & Company, Chartered Accountants.

     The following documents are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description
5.1	Opinion of Conrad C. Lysiak, Attorney at Law.
21.1	Subsidiaries of the Company.
23.1	Consent of Morgan & Company, Chartered Accountants
23.2	Consent of Conrad C. Lysiak, Attorney at Law.

ITEM 28. UNDERTAKINGS.

     We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	iii.	To include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	For determining any liability under the Securities Act of 1933:

i.

we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ii.

we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

iii.

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on this 28th day of March, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY: J. DOUGLAS FRATER
       James Douglas Frater, President and Principal
       Executive Officer

BY: ARNOLD HUGHES
       Arnold Hughes, Principal Financial Officer,
       Principal Accounting Officer and Treasurer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James Douglas Frater as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

ELDEN SCHORN	Director	March 28, 2007
Elden Schorn

ROBERT M. BAKER	Secretary and Director	March 28, 2007
Robert M. Baker